UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

MATERIAL SCIENCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 29, 2007

Dear Shareowner:

The 2007 Annual Meeting of Shareowners will be held on Wednesday, June 27, 2007, at 10:00 a.m. (CDT) at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, 60007. We hope you will attend. We will be voting on the matters outlined in the attached notice of annual meeting and proxy statement. We also will hear management’s report regarding the past fiscal year’s operations.

It is important that your shares be represented at the meeting, regardless of the number you own or whether or not you plan to attend. Accordingly, we urge you to vote your shares as soon as practicable.

I look forward to seeing you on June 27, 2007.

Sincerely,

DR. RONALD A. MITSCH

Non-Executive Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

The Annual Meeting of Shareowners of Material Sciences Corporation will be held on Wednesday, June 27, 2007, at 10:00 a.m. (CDT) at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, 60007, for the following purposes:

1.	To elect seven directors to the Board;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 29, 2008;

3.	To approve the 2007 Employee Stock Purchase Plan;

4.	To approve the 2007 Incentive Plan; and

5.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote “FOR” the election of the nominated directors, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, “FOR” the approval of the 2007 Employee Stock Purchase Plan and “FOR” approval of the 2007 Incentive Plan.

Shareowners of record at the close of business on May 4, 2007, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to shareowners. Registration will begin at 9:00 a.m., and seating will begin at 9:45 a.m. Each shareowner may be asked to present valid picture identification, such as a driver’s license or passport. Shareowners holding stock in brokerage accounts (“street name” holders) will need to bring a copy of the voting instruction card or a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

James M. Froisland

Senior Vice President, Chief Financial Officer,

Chief Information Officer and Corporate Secretary

Elk Grove Village, Illinois

May 29, 2007

PROXY STATEMENT

This proxy statement is solicited by Material Sciences Corporation (“MSC” or the “Company”) and contains information related to the annual meeting of shareowners of the Company to be held on Wednesday, June 27, 2007, beginning at 10:00 a.m. (CDT), at the Company’s principal executive offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, 60007, and at any postponements or adjournments thereof. This proxy statement is being mailed on or about May 29, 2007 to all shareowners entitled to vote at the meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, shareowners will act upon the matters outlined in the accompanying notice of annual meeting. In addition, management will report on our fiscal 2007 performance and respond to appropriate questions from shareowners.

Who is entitled to vote at the meeting?

Only shareowners of record at the close of business on May 4, 2007, the record date for the meeting, are entitled to receive notice of and to vote at the meeting. If you were a shareowner of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting or at any postponements or adjournments of the meeting.

What are the voting rights of the holders of our common stock?

Each outstanding share of our common stock will be entitled to one vote on each matter considered at the meeting. If one or more shareowners give notice before the voting at the meeting of their intention to cumulate their votes in the election of directors, all shareowners entitled to vote shall have the right to so cumulate their votes. We have not received such notice from a shareowner as of the date of this proxy statement but if such notice is given to us prior to the voting at the meeting, each holder of our common stock will be entitled, for each share held, to one vote for each director being elected and may cast all such votes for a single nominee (who has been nominated by the Board or in accordance with our By-Laws) or distribute such votes among two or more such nominees. If such notice is given, each executed proxy will grant the person or persons named therein discretionary authority to cumulate votes in connection with the election of directors, except no votes represented by such proxy may be voted for any nominee with respect to which authority to vote has been withheld on the proxy card or voting instruction card and except to the extent that specific instructions have been given on the proxy card or voting instruction card as to cumulative voting. In the event of cumulative voting, if voting authority is withheld from a particular nominee or nominees, votes will be cumulated in favor of the other nominees, and if different specific instructions are given, the specific instructions will be followed.

Who can attend the meeting?

Shareowners as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 9:00 a.m., and seating will begin at 9:45 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

A majority of the outstanding shares of our common stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the meeting. The close of business on May 4, 2007, has been fixed as the record date for the determination of shareowners entitled to notice of and vote at the meeting. On that date, there were 14,615,259 shares of our common stock outstanding and entitled to vote.

Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining whether there is a quorum at the meeting. If there is not a quorum at the meeting, the shareowners entitled to vote at the meeting, whether present in person or by proxy, will only have the power to adjourn the meeting until such time as there is a quorum. The meeting may be reconvened without notice to shareowners, other than an announcement at the prior adjourned meeting, within 30 days after the record date and a quorum must be present at such reconvened meeting.

How do I vote?

If the shares of our common stock are held in your name, you can vote on matters to come before the meeting in two ways:

•	by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope; or

•	by written ballot at the meeting.

Shareowners whose shares of our common stock are held in “street name” must either direct the record holder of their shares as to how to vote their shares of common stock or obtain a proxy from the record holder to vote at the meeting. “Street name” shareowners should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting, including by telephone or using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board of Directors. The Board and management do not expect any additional matters to be presented at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter presented for voting at the meeting, or at any adjournment or postponement thereof, requiring a vote of the shareowners arise, the proxy confers upon the person or persons named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment. Such authority includes the discretionary authority of the person or persons named on the proxy card to cumulate votes so as to elect the maximum number of directors.

How can I change my vote?

If your shares are held in your name, you may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of MSC a written notice of revocation;

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

If your shares are held in “street name,” you must contact your broker or nominee to revoke your proxy. In either case, your last vote will be the vote that is counted.

How do I vote my 401(k) shares?

If you are one of our many employees who participate in the MSC common stock fund under our 401(k) plan, you will receive from the plan trustee a request for voting instructions with respect to all of the shares allocated to your plan account. You are entitled to direct the plan trustee how to vote your plan shares. If you do not give voting instructions to the plan trustee within the time specified by the plan trustee, your plan shares will be voted by the plan trustee in the same proportion as shares held by the plan trustee for which voting instructions have been received. You may revoke your previously given voting instructions by June 25, 2007, by filing with the plan trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

What vote is required to approve each item?

Election of Directors. Directors will be elected by the vote of the holders of a majority of shares of common stock represented at the meeting in person or by proxy unless there is cumulative voting. If the vote is conducted by cumulative voting, then the seven nominees receiving the greatest number of votes shall be elected as directors. Shares of common stock as to which authority to vote for the election of one or more director nominees is withheld on the enclosed proxy or voting instruction card will not be counted in determining the number of shares necessary for approval if the vote is conducted by cumulative voting.

Other Items. For each other item, including the ratification of the appointment of Deloitte & Touche LLP, approval of the 2007 Employee Stock Purchase Plan and approval of the 2007 Incentive Plan, the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy will be required for approval. Abstentions will be treated as being present and entitled to vote on the items and, therefore, will have the effect of votes against the proposal.

Effect of Broker Non-Votes. Brokers, banks or other nominees have discretionary authority to vote shares without instructions from beneficial owners on matters considered “routine” by the New York Stock Exchange, such as the election of directors and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; therefore, your shares may be voted on these matters if your shares are held in the name of a brokerage firm, even if you do not provide the brokerage firm with instructions. On non-routine matters, such as the approval of the 2007 Employee Stock Purchase Plan and approval of the 2007 Incentive Plan, nominees do not have discretion to vote shares without instructions from beneficial owners and thus are not entitled to vote on such proposals in the absence of such specific instructions, resulting in a broker non-vote for those shares. Broker non-votes will not be counted for any purpose in determining whether a matter has been approved. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

Who are the largest owners of our common stock?

The following table contains information regarding the persons known to us that beneficially own more than 5% of our common stock as of May 4, 2007.

Equity Ownership of Certain Beneficial Owners

Name and Address	Number of Shares Beneficially Owned (1)	Percentage of Class (1)
T. Rowe Price Associates, Inc. (2)	1,674,700	11.5%
100 E. Pratt Street Baltimore, MD 21202

Dimensional Fund Advisors LP (3)	1,125,304	7.7%
1299 Ocean Ave. Santa Monica, CA 90401

Wellington Management Company, LLP (4)	1,075,100	7.4%
75 State Street Boston, MA 02109

Wells Fargo & Company (5)	987,696	6.8%
420 Montgomery Street San Francisco, CA 94104

Frank L. Hohmann III (6)	1,803,070	12.3%
c/o Material Sciences Corporation 2200 East Pratt Blvd. Elk Grove Village, IL 60007

(1)	Based upon the number of shares of our common stock outstanding on May 4, 2007.
(2)	Based on a Schedule 13G/A filed on February 13, 2007 by T. Rowe Price Associates, Inc. (“T. Rowe”), T. Rowe has sole voting power with respect to 233,800 shares and sole dispositive power with respect to all 1,674,700 shares.
(3)	Based on a Schedule 13G/A filed on February 9, 2007 by Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors, Inc.) (“Dimensional Fund”), Dimensional Fund has sole voting and dispositive power with respect to all such shares. According to the 13G/A, all of the shares are owned by certain investment companies, trusts and accounts to which Dimensional Fund serves as an investment manager or advisor and, therefore, Dimensional Fund disclaims beneficial ownership of all such shares.
(4)	Based on a Schedule 13G filed on February 14, 2007 by Wellington Management Company, LLP (“Wellington”), Wellington has shared voting power with respect to 650,200 shares and shared dispositive power with respect to 1,075,100 shares. According to the Schedule 13G/A, all of the shares are owned of record by clients of Wellington, which is deemed to beneficially own such shares in its capacity as investment advisor.
(5)	Based on a Schedule 13G/A filed on February 7, 2007 by Wells Fargo & Company (“WF”) and Wells Capital Management Incorporated (“WCM”), WF has sole voting power with respect to 954,871 shares, sole dispositive power with respect to 926,196 shares and shared dispositive power with respect to 1,500 shares. WCM has sole voting power with respect to 837,050 shares and sole dispositive power with respect to 926,153 shares. According to the Schedule 13G/A, WF files the 13G/A on its own behalf and on behalf of its subsidiaries, WCM, Wells Fargo Funds Management, LLC, and Wells Fargo Bank, National Association. The number of shares beneficially owned in the table above are on a consolidated basis and includes any beneficial ownership separately reported therein by its subsidiaries.

(6)	Mr. Hohmann has sole voting and dispositive power with respect to 1,736,650 shares and shared voting and dispositive power with respect to 40,000 shares. The number of shares beneficially owned includes: 5,000 shares held in trust for the daughter of Mr. Hohmann, for which Mr. Hohmann is not the trustee and for which he disclaims beneficial ownership; 10,700 shares beneficially owned by Mr. Hohmann’s adult son, for which Mr. Hohmann disclaims beneficial ownership; and 40,000 shares held in a private charitable foundation, for which Mr. Hohmann serves as trustee and for which he disclaims beneficial ownership. This amount also includes 10,720 shares that may be acquired through the exercise of currently exercisable options.

How much common stock do our directors and executive officers own?

The following table provides certain information, as of May 4, 2007, on the beneficial ownership of our common stock by each director of MSC, each nominee for director of MSC, the executive officers named in the Summary Compensation Table below, and the directors and executive officers of MSC as a group. To our knowledge, each person has sole voting and investment power for the shares shown unless otherwise noted. The address of all officers and directors described below is c/o Material Sciences Corporation, 2200 East Pratt Blvd., Elk Grove Village, IL 60007.

Name	Number of shares directly owned (1)	Shares under exercisable options (2)		Total shares beneficially owned	Percent of class
Non-Employee Directors

Avrum Gray	0	4,420		4,420	*

Frank L. Hohmann III (3)	1,792,350	10,720		1,803,070	12.3%

Patrick J. McDonnell	0	0		0	*

Dr. Ronald A. Mitsch	26,021	10,818		36,839	*

Mr. John Reilly	3,000	0		3,000	*

John D. Roach	0	0		0	*

Curtis G. Solsvig III	0	3,907		3,907	*

Samuel Licavoli	0	0		0	*

Named Executive Officers

Clifford D. Nastas	32,463	0		32,463	*

James M. Froisland	8,200	0		8,200	*

Mark J. Gresser	6,919	0		6,919	*

John M. Klepper	9,110	1,800		10,910	*

Kevin Williams	3,200	0		3,200	*

Jeffrey J. Siemers (4)	461	0		461	*

All Executive Officers and Directors as a group (14 Persons)	1,881,263	31,665	(5)	1,912,928	13.1%

*	Less than 1%
(1)	Includes all shares deemed beneficially owned in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, except for shares that may be acquired through the exercise of stock options, which information is set forth separately.
(2)	Includes shares subject to options that are exercisable on May 4, 2007 and options which become exercisable within 60 days thereafter.

(3)	Mr. Hohmann has sole voting and dispositive power with respect to 1,736,650 shares and shared voting and dispositive power with respect to 40,000 shares. The number of shares beneficially owned includes: 5,000 shares held in trust for the daughter of Mr. Hohmann, for which Mr. Hohmann is not the trustee and for which he disclaims beneficial ownership; 10,700 shares beneficially owned by Mr. Hohmann’s adult son, for which Mr. Hohmann disclaims beneficial ownership; and 40,000 shares held in a private charitable foundation, for which Mr. Hohmann serves as trustee and for which he disclaims beneficial ownership.
(4)	Represents shares held by Mr. Siemers as of June 20, 2006, his last day of employment by MSC.
(5)	Includes shares underlying currently exercisable options to purchase 31,665 shares of common stock that our current directors and executive officers have the right to acquire within 60 days of May 4, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of shares of our common stock with the SEC. Directors, executive officers and greater than 10% shareowners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of filings with the SEC, copies of such reports furnished to us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, from March 1, 2006 through February 28, 2007, our directors, executive officers and greater than 10% shareowners complied with the reporting requirements of Section 16(a), except that the following individuals had late filings during fiscal year 2007: James Froisland filed late Forms 4 for his grant of 3,200 shares of restricted stock on June 21, 2006 and for his purchase of 5,000 shares on August 22, 2006; Mark Gresser filed a late Form 4 for his grant of 3,200 shares of restricted stock on June 21, 2006; John Klepper filed a late Form 4 for his grant of 2,000 shares of restricted stock on June 21, 2006; Clifford Nastas filed a late Form 4 for his grant of 7,600 shares of restricted stock on June 21, 2006 and Kevin Williams filed a late Form 4 for his grant of 3,200 shares of restricted stock on June 21, 2006.

ELECTION OF DIRECTORS

(Item No. 1 On Proxy Or Voting Instruction Card)

The seven persons listed below, at the recommendation of the Compensation, Organization and Corporate Governance Committee, are proposed to be elected for a period to end at the 2008 Annual Meeting of Shareowners, when they may be proposed to be re-elected or successors are elected and qualified at that meeting or, as provided in our By-Laws, upon the earlier of death, resignation or removal. Unless authority to vote for one or more nominees is withheld in the proxy, signed proxies that are returned will be voted for approval of the election of the seven nominees listed below. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board recommends. All of the nominees currently serve as members of the Board.

As previously disclosed, Curtis G. Solsvig III has announced his intention not to stand for re-election. On May 17, 2007, the Board acted to decrease the number of directors on the Board from eight to seven directors, effective immediately following the election of the directors at the 2007 annual meeting of shareowners.

The Company has a policy calling for the retirement of directors at the annual shareowners meeting immediately following a director’s 72nd birthday. The Board has waived that policy for Dr. Mitsch for his next term as a director.

Information regarding the nominees, as of May 4, 2007, is set forth below, including their ages, the period each has served on the Board and the nominees’ business experience.

Mr. Avrum Gray Age 71	Director since 2003
Mr. Gray is Chairman and Founding Partner of G-Bar Limited Partnership and affiliates (1982 to present), one of the nation’s largest independent options trading firms and a leading specialist in computer-based arbitrage activities in the derivatives markets; Chairman of the Board of Alloy Consolidated Industries, a privately held automotive aftermarket company (1969-1991); and Chairman of the Board, Lynch Systems, Inc., (1991-2001), a capital equipment manufacturer. Mr. Gray is a member of the Board of Directors of Lynch Corporation, an AMEX listed manufacturing company (1999 to Present); Nashua Corporation, a NASDAQ National Market listed manufacturer of paper products and labels (2001 to Present); SL Industries, Inc., an AMEX listed manufacturer of power and data quality equipment and systems (2001 to Present); Lynch Interactive Corp., a multimedia services corporation; a member of Illinois Institute of Technology Financial Markets and Trading Advisory Board; a trustee of Spertus College; a governing member of the Chicago Symphony Orchestra; a member of the Board of Directors of Lyric Opera Chicago; former member of Illinois Institute of Technology Board of Overseers MBA program; former chairman of Chicago Presidents Organization; former Chairman of the Board of Trustees of Spertus College; and former Presidential Appointee to the United States Department of Commerce.

Mr. Frank L. Hohmann III Age 61	Director since 2002
Mr. Hohmann, a private investor, has been a director since February 2002. Mr. Hohmann spent 23 years with Donaldson, Lufkin & Jenrette, which was acquired by Credit Suisse First Boston. Mr. Hohmann was a managing director in the equity derivatives group at Credit Suisse First Boston until he retired on January 2, 2002. From 1974 to 1978, he was managing director at WM Sword and Co. He is a member of the board of directors of Egerton Capital Limited, a trustee of Winterthur Museum, and a trustee of Madison Avenue Presbyterian Church.
Mr. Sam Licavoli Age 66	Director since April 2006
Mr. Licavoli is currently retired after serving as the President and Chief Executive Officer of the Industrial Group of Businesses at Textron, Incorporated from January 2002 through March 2003. Prior to this he served as Chairman, President and Chief Executive Officer of Textron Industrial Company from July 2000 through March 2003 and as Chairman, President and Chief Executive Officer of Textron’s Automotive Group from June 1998 through July 2000. Mr. Licavoli served as President of Textron’s Automotive Trim Company from 1996 through June 1998. He is a member of the Board of Directors of Waterbury Companies, Inc. and Breeze Industrial Products Corporation.

Mr. Patrick J. McDonnell Age 63	Director since December 2006
Mr. McDonnell is president and chief executive officer of The McDonnell Company, LLC, a management consulting company that he founded in 2000. From 1999 to 2000, he was the President of Jordan Professional Services. From 1998 to 1999, he was President and Chief Operating Officer of LAI Worldwide, a SEC Registrant Executive Search Firm. In 1998, he was the Global Director of Assurance Services for PricewaterhouseCoopers LLP. Mr. McDonnell was a partner in Coopers & Lybrand LLP from 1979 to 1998, serving from 1993 to 1998 as the Vice Chairman of Business Assurance. Mr. McDonnell is a member of the Board of Directors of First Midwest Bancorp.

Dr. Ronald A. Mitsch Age 72	Director since 1999
Dr. Mitsch was named our Non-Executive Chairman of the Board in April 2003. Dr. Mitsch retired as Vice Chairman and Executive Vice President, Industrial and Consumer Markets and Corporate Services of the 3M Company in 1998. Dr. Mitsch had served in these capacities since 1995. Since joining the 3M Company in 1960, Dr. Mitsch held several key management positions including Senior Vice President, Research and Development. Dr. Mitsch is a Life Trustee of Hamline University.

Mr. John Reilly Age 63	Director since 2004
Mr. Reilly is the retired Chairman, President and CEO of Scott Technologies, Inc. He has more than thirty years of experience in the automotive industry, where he has served as senior officer with a number of automotive suppliers, including Stant Corporation and Tenneco Automotive. He has also held leadership positions at the former Chrysler Corporation, Navistar International and has served as President of Brunswick Corporation and Chairman, CEO and President of Figgie International. Mr. Reilly serves on the Board of Directors of Exide Technologies, where he is Non-Executive Chairman of the Board, The Timken Company, and Marshfield Door Systems, Inc.

Mr. Clifford D. Nastas Age 44	Director since 2005
Mr. Nastas has served as our Chief Executive Officer and as a member of the Board since December 1, 2005. Mr. Nastas served as our President and Chief Operating Officer from June 2005 to December 2005, and as our Executive Vice President and Chief Operating officer from October 2004 through June 2005. Prior to that time, he held numerous executive positions with MSC including: Vice President and General Manager of the Engineered Materials and Solutions Group from May 2004 to October 2004; Vice President of Sales and Marketing of the Engineered Materials and Solutions Group from July 2003 to May 2004; and Vice President of Marketing of MSC Laminates and Composites Inc. from January 2001 to July 2003. Mr. Nastas served as the Global Automotive Business Director for Honeywell International Inc., a technology and manufacturing provider of aerospace products, control technologies, automotive products, specialty chemicals and advanced materials, from 1995 until he joined the Company in January 2001.

The Board of Directors recommends a vote FOR the election of each of the directors listed above.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

How often did the Board meet in fiscal 2006?

The Board held 9 meetings, including 4 telephonic meetings, during fiscal 2007. Each current director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member during the last fiscal year.

What is the attendance policy for directors at our annual meeting?

All directors properly nominated for election at the meeting are expected to attend the annual meeting of shareowners. At the 2006 annual meeting of shareowners, all of the directors then nominated for election, were present either in person or telephonically.

Which of our directors are independent?

The Compensation, Organization and Corporate Governance Committee conducts an annual review of the independence of the members of the Board and its committees and reports its findings to the full Board. Seven of MSC’s eight current directors are non-employee directors. Although the Board has not adopted categorical standards of materiality for independence purposes (other than those set forth in the New York Stock Exchange listing standards), information provided by the non-employee directors and MSC did not indicate any material transactions or relationships (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable or familial) which would impair the independence of any of the non-employee directors. Based on the report of the Compensation, Organization and Corporate Governance Committee, the Board affirmatively determined that each of its non-employee directors nominated for election at the annual meeting are independent under applicable New York Stock Exchange listing standards.

Which members of the Audit Committee meet the independence and financial literacy requirements for audit committee members?

All four current members of the Audit Committee meet the enhanced independence standards for audit committee members set forth in the New York Stock Exchange listing standards (which incorporates the standards set forth in the rules of the Securities and Exchange Commission). The Board has determined that Messrs. McDonnell and Reilly satisfy the “audit committee financial expert” criteria established by the Securities and Exchange Commission and have accounting and financial management expertise as required under the New York Stock Exchange listing requirements.

What committees has the Board established?

The Board’s Audit Committee and Compensation, Organization and Corporate Governance Committee are each comprised of independent directors under applicable New York Stock Exchange listing standards. The following is a description of the members, responsibilities and the number of meetings each of the Audit Committee, the Compensation, Organization and Corporate Governance Committee and the Executive Committee held in fiscal 2007:

Committee	Members	Primary Responsibilities	# of Meetings in Fiscal Year 2007

Audit	Reilly (Chairperson) McDonnell Mitsch Solsvig

•      Assists the Board in its oversight of the company’s accounting, auditing and reporting practices.

•      Monitors the integrity of the company’s consolidated financial statements, the company’s compliance with legal and regulatory requirements and the company’s system of internal controls.

•      Selects, evaluates, and, when appropriate, replaces the independent auditor, and pre-approves audit, internal control-related and permitted non-audit services.

•      Monitors the qualifications, independence and performance of the company’s internal and independent auditors.

10, including 5 telephonic

Compensation, Organization and Corporate Governance	Hohmann (Chairperson) Gray Mitsch Licavoli

•      Determines the compensation of our executive officers and key employees.

•      Reviews and approves cash incentive compensation paid to key employees.

•      Reviews and makes recommendations to the Board regarding the company’s compensation and benefit plans and policies.

•      Reviews corporate practices relating to succession planning.

•      Identifies and recommends candidates for election to the Board.

•      Oversees the evaluation of the Board and management.

•      Approves our corporate governance principles and our Code of Business Ethics.

9, including 4 telephonic

Committee	Members	Primary Responsibilities	# of Meetings in Fiscal Year 2007
Executive Committee	Mitsch (Chairperson) Licavoli Nastas Solsvig (until October 6, 2006)

•      Advising CEO and senior management in strategic and operational planning and development.

•      Reviewing and reporting to the Board on CEO leadership development and progress.

•      Facilitating CEO reporting to Board on strategic planning and fostering communication among the Board and senior management.

•      Counseling CEO on significant corporate commitments.

5 telephonic

The Compensation, Organization and Corporate Governance Committee has the power and authority to act as MSC’s nominating committee.

The Board has adopted written charters for each of the Audit and the Compensation, Organization and Corporate Governance Committees which set forth the roles and responsibilities of each committee. Those written charters are available on our website at www.matsci.com and are available to any shareowner in print upon request.

Does the Board have a lead director and does it hold executive sessions?

The Board of Directors approved the Corporate Governance Guidelines which designates the chairperson of the Compensation, Organization and Corporate Governance Committee as the lead director of the Board when our Chief Executive Officer also holds the position of Chairman of the Board. The lead director’s primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The position of Chief Executive Officer and Chairman are not currently held by the same person. Accordingly, Dr. Mitsch, as Non-Executive Chairman of the Board, presides over the executive sessions of the Board. Dr. Mitsch was re-appointed as Non-Executive Chairman of the Board to serve a term ending on June 27, 2007 or until his earlier death, resignation or removal.

How can I communicate with the Board?

Interested parties, including shareowners, may communicate with the Board, Dr. Mitsch, the lead director, the Chairman of the Audit Committee or the non-employee directors as a group by writing to those individuals or the group at the following address: Material Sciences Corporation, 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007.

The Compensation, Organization and Corporate Governance Committee approved a process for handling letters received by MSC and addressed to the Board, the lead director, the Chairman of the Audit Committee or the non-employee directors as a group. Under that process, MSC’s Secretary reviews all such correspondence and regularly forwards to the directors a summary of all such correspondence, together with copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by MSC that is addressed to members of the Board and request copies of such correspondence. There was no such correspondence received during fiscal 2007.

When reporting a concern, please supply sufficient information so that the matter may be addressed properly. Although you are encouraged to identify yourself to assist MSC in effectively addressing your concern, you may choose to remain anonymous, and MSC will use its reasonable efforts to protect your identity to the extent appropriate or permitted by law. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Audit Committee and handled in accordance with the procedures established by the Audit Committee with respect to such matters.

How are directors compensated?

The following table sets forth the cash and equity compensation earned or paid to each of our non-employee directors in fiscal year 2007.

Director Compensation for Fiscal Year 2007

Name	Fees Earned or Paid in Cash ($)		Stock Awards (1) ($)	Total ($)
Avrum Gray	$46,000		$22,507	$68,507
Frank L. Hohmann III	$51,000		$26,306	$77,306
Sam Licavoli	$44,000		$25,460	$69,460
Patrick J. McDonnell	$10,000		$0	$10,000
Ronald A. Mitsch	$136,000		$26,306	$162,306
John Reilly	$63,000		$23,860	$86,860
Curtis G. Solsvig III	$293,000	(2)	$22,507	$315,507

(1)	Represents the compensation cost recognized by the Company in fiscal year 2007 related to phantom stock awards made to the directors in fiscal year 2007 as well as prior fiscal years computed in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payments,” referred to in this proxy statement as “FAS 123R.” The assumptions used in determining the FAS 123R values are set forth in Note 11 “Equity and Compensation Plans” to our consolidated financial statements included in our annual report on Form 10-K for the year ended February 28, 2007. For a description of the terms of these phantom stock units, please see the description below of the 2004 Long-Term Incentive Plan for Non-Employee Directors. In fiscal year 2007, the grant date fair value computed under FAS 123R of each award of phantom stock granted to a director is set forth below. Mr. McDonnell joined the Company’s Board of Directors in December 2006 and did not receive any grants of phantom stock awards in fiscal year 2007. The total number of phantom stock units held by each director as of February 28, 2007 is as follows: Mr. Gray (7,481), Mr. Hohmann (5,785), Mr. Licavoli (2,364), Mr. McDonnell (0), Mr. Mitsch (5,785), Mr. Reilly (6,877) and Mr. Solsvig (7,481). Outstanding phantom stock units are revalued at the current market price each quarterly period in accordance with FAS123R. The total number of phantom stock units granted to each director in the fiscal year ended February 28, 2007 is as follows: Messrs. Gray, Hohmann, Mitsch, Reilly and Solsvig (3,018), Mr. Licavoli (2,364) and Mr. McDonnell (0).

Director	Grant Date	Number of Shares of Phantom Stock (#)	Grant Date Fair Value ($)
Avrum Gray	March 1, 2006	654	$8,339	(a)
Frank L. Hohmann III	June 1, 2006	767	$8,314	(b)
Ronald A. Mitsch	September 1, 2006	892	$8,572	(c)
John Reilly	December 1, 2006	705	$8,883	(d)
Curtis G. Solsvig III
Sam Licavoli (Joined Board of Directors in April 2006)	March 1, 2006	—	—
	June 1, 2006	767	$8,314	(b)
	September 1, 2006	892	$8,572	(c)
	December 1, 2006	705	$8,883	(d)

(a)	Based on the closing stock price of the Company’s common stock on the grant date of $12.75.

(b)	Based on the closing stock price of the Company’s common stock on the grant date of $10.84.
(c)	Based on the closing stock price of the Company’s common stock on the grant date of $9.61.
(d)	Based on the closing stock price of the Company’s common stock on the grant date of $12.60.

(2)	Mr. Solsvig served as Chairman of the Executive Committee during fiscal 2007 until October 6, 2006. The Board had determined that so long as Mr. Solsvig served as Chairman of the Executive Committee, he was entitled to receive an additional $100,000 director’s fee per fiscal quarter, which was to be reviewed by the Board quarterly. Mr. Solsvig received a pro rata portion of the fee for the third quarter of fiscal 2007.

Each non-employee director receives (1) an annual retainer of $30,000, (2) $1,000 per meeting for attendance at Board meetings or Board committee meetings (other than Audit Committee meetings), (3) $1,500 per meeting for attendance at Audit Committee meetings, (4) $10,000 per year for chairing the Audit Committee, (5) $5,000 per year for chairing the Compensation, Organization and Corporate Governance Committee, (6) $1,000 for special telephonic meetings and (7) reimbursement for normal travel expenses. The annual retainer is paid in cash, shares of common stock, deferred stock units entitling such non-employee directors to receive stock at a future date or any combination thereof based on the preference of the director. In addition to Board and other committee fees noted above, the Non-Executive Chairman of the Board receives an annual fee of $75,000. Until October 6, 2006, so long as Mr. Solsvig served as chairman of the Executive Committee, he was entitled to receive an additional $100,000 director’s fee per fiscal quarter, which additional director’s fee was to be reviewed quarterly by the Board. When Mr. Solsvig stepped down from the Executive Committee on October 6, 2006, Dr. Mitsch became the chairman of the committee, and accordingly no members of the Executive Committee receive any additional compensation for their service on the Executive Committee.

The Board adopted the 2004 Long-Term Incentive Plan for Non-Employee Directors on May 13, 2004. The plan provides for phantom stock units (payable only in cash) to be granted to each non-employee director on March 1, June 1, September 1 and December 1 of each fiscal year. Each unit represents the number of shares of our common stock equal to the quotient of $8,500 divided by the closing sale price of our common stock on the grant date. The units vest immediately and are redeemable upon the earlier of (1) five years from the date of grant or (2) such director ceasing to be a member of the Board of Directors for certain reasons. Upon redemption, the director receives a cash amount equal to the number of shares of common stock represented by the unit multiplied by the 30-day trading average of our common stock. No grants may be made under the plan after May 12, 2009.

Do we have Corporate Governance Guidelines?

We are committed to the highest standards of corporate governance. The Board has adopted a set of Corporate Governance Guidelines, which, among other things, sets forth the qualifications and other criteria for director nominees, as established by the Compensation, Organization and Corporate Governance Committee. The desired skills and experience for prospective Board members is described in more detail below under the caption “Director Nominations to be Considered by the Board.” Our Corporate Governance Guidelines are available on our website at www.matsci.com and are available in print to any shareowner who requests them.

Pursuant to our Guidelines and to better align the interests of our shareowners with our directors and executive officers, we require each director and executive officer to invest a specified amount in MSC pursuant to a program established in 1999. Our Compensation, Organization and Corporate Governance Committee oversees this program.

Do we have a Code of Business Ethics?

All of our directors and employees, including our Chief Executive Officer and Chief Financial Officer, are required to abide by our Code of Business Ethics, which is in compliance with the requirements of the New York Stock Exchange and the Securities and Exchange Commission, to ensure that our business is conducted in a consistently legal and ethical manner. The Code of Business Ethics covers all areas of professional conduct, including employment policies, conflicts of interest, fair dealing, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Our Code of Business Ethics is available on our website at www.matsci.com and is available in print to any shareholder who requests it.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information relating to securities authorized under MSC’s equity compensation plans as of February 28, 2007. MSC’s shareowners have approved all of these plans.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity Compensation Plans Approved by Security Holders	268,228	$12.71	860,598
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	268,228	$12.71	860,598

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP

(Item No. 2 on Proxy or Voting Instruction Card)

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 29, 2008, and has further directed that the Board submit the selection of the independent registered public accounting firm for ratification by the shareowners at the annual meeting.

Shareowner ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of Deloitte & Touche LLP to the shareowners for ratification as a matter of good corporate practice. If the shareowners fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. If the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the best interests of MSC and its shareowners.

Fees Paid to Independent Auditors

The following table sets forth the amount of fees billed by Deloitte & Touche LLP, our independent registered public accounting firm, for the fiscal years ended February 28, 2006 and 2007.

	2007	2006
Audit	$1,187,177	$1,280,755
Audit Related	0	64,500
Tax	124,306	103,015
All Other	58,050	30,565

Total Fees	$1,369,533	$1,478,835

Audit Fees.    This category includes the fees for professional services performed by Deloitte & Touche for the audit of the Company’s annual financial statements, attestation of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements for both 2007 and 2006.

Audit Related Fees.    Audit-related fees for 2006 were for audits of our benefit plans.

Tax Fees.    Tax fees for 2007 and 2006 were for support for preparation of federal and state tax returns and related tax compliance matters.

All Other Fees.    All Other fees in 2007 were for advice relating to transactional matters and in 2006 were for advice related to the sale of the Electronic Materials and Devices segment and other potential transactions.

Pre-Approval of Services by Independent Registered Public Accounting Firm

The Audit Committee has adopted a pre-approval policy for the provision of audit, non-audit and internal control-related services by our independent registered public accounting firm. Pursuant to this policy, which was implemented in December 2002, the Audit Committee approves on an annual basis all audit, permissible non-audit and internal control-related services provided by our independent registered public accounting firm and all related fees. The Audit Committee chairperson or any other two members of the Audit Committee can approve audit, non-audit and internal control-related services required in the absence of a quorum of the Audit Committee. The chairperson or members who approve such services must report, for information purposes only, any pre-approved decisions to the Audit Committee at its next scheduled meeting. In limited and exceptional circumstances, MSC may engage our independent registered public accounting firm to perform non-audit services without pre-approval, so long as the aggregate amount of such services do not exceed $10,000, the services were not recognized to be non-audit services at the time of the engagement and the services and fees are promptly brought to the attention of the Audit Committee and approved by either the Audit Committee, the Audit Committee Chairperson or any other two members of the Audit Committee before completion of our audit. In pre-approving the services generating fees in fiscal 2007, the Audit Committee did not rely on the de minimis exception to the Securities and Exchange Commission’s pre-approval requirements applicable to audit-related, tax and all other permitted non-audit services. In making its recommendation to appoint Deloitte & Touche LLP, as our independent registered public accounting firm for the fiscal year ending February 29, 2008, the Audit Committee determined that the non-audit services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP.

Attendance of Independent Auditors at Annual Meeting

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

APPROVAL OF MATERIAL SCIENCES CORPORATION 2007

EMPLOYEE STOCK PURCHASE PLAN

(Item No. 3 on Proxy or Voting Instruction Card)

The Compensation, Organization and Corporate Governance Committee of the Board has adopted the Material Sciences Corporation 2007 Employee Stock Purchase Plan (the “ESPP”), subject to shareowner approval at the annual meeting. Shareowner approval of the ESPP is required under Section 423 of the Internal Revenue Code. MSC’s prior employee stock purchase plan has terminated, as all shares available for issuance under that plan have been purchased. The Compensation, Organization and Corporate Governance Committee, which we refer to in this proxy statement as the “Committee,” believes that the ESPP will assist the Company in attracting employees of outstanding ability and encouraging these individuals to take into account the long-term interests of the Company and its shareowners by enabling them to acquire stock in the Company on attractive terms. If approved by the shareowners, the ESPP would become effective on August 1, 2007

The following is a summary of the material terms of the ESPP. The summary is not complete, however, and is qualified by the terms of the ESPP, which is attached to this proxy statement as Appendix A.

Eligibility. Any active employee of the Company and its subsidiaries, including officers and directors who are employees, may participate in the ESPP except employees (a) whose customary employment is twenty hours or less per week or (b) whose customary employment is for not more than five months in any calendar year. As of May 4, 2007, the Company and its subsidiaries employed approximately 580 persons eligible to participate in the ESPP. The Company will not grant to any participant any right to purchase shares of MSC’s common stock if the exercise of such right would permit the fair market value of all shares of common stock purchased by the participant under all employee stock purchase plans of the Company and its subsidiaries to exceed $25,000 in any calendar year, or if such exercise would cause such participant to own five percent or more of the combined voting power or value of all classes of the Company’s stock. The amount of shares to be purchased by any participant will be determined by the participant, subject to the limitations set forth below. Accordingly the benefits of the ESPP to any given person or group of persons are not determinable by the Company.

Limitations on Shares To Be Issued. A maximum of 600,000 shares of common stock will be authorized for issuance under the ESPP. Appropriate adjustments will be made in the maximum number of shares of common stock that may be issued under the ESPP and awards granted thereunder to give effect to any stock splits, stock dividends and other relevant changes in the Company’s capitalization. Shares issued under the ESPP may be authorized and unissued shares or treasury shares. The ESPP will automatically terminate when the maximum number of shares issuable in connection with the ESPP has been purchased.

Basis of Participation. Each eligible employee may enroll in the ESPP during the one-month enrollment period immediately prior to each purchase period. There will be two purchase periods during each fiscal year of the Company, that will begin on March 1 and September 1. In order to enroll in the ESPP, an employee must file a contribution election form with the Company specifying the amount (expressed as a dollar amount) which the employee wishes to contribute to the purchase of stock under the ESPP. The contribution election form may direct that the employee’s contribution be made directly by personal check or by payroll deductions. A participant can change the amount of his or her payroll deduction during any enrollment period.

Payroll deductions will be credited to a purchase account established for each participant. At the end of each six-month purchase period, the amount in a participant’s account will be applied to purchase the maximum number of whole shares of MSC’s common stock obtainable at a price equal to 85% of the fair market value of such shares on the last day of such purchase period. A participant may, at his or her option and without terminating his or her participation in the ESPP, elect to receive in cash the full amount credited to his or her purchase account at any time.

A participant may at any time elect to terminate participation in the ESPP and receive the entire cash balance in his or her purchase account by giving notice to the Company. The death or termination of employment of any participant will immediately terminate a participant’s participation in the ESPP, and the Company will return to such employee or his or her legal representative the amount of cash remaining in the employee’s purchase account.

Participants will have all of the rights and privileges of any shareowner with respect to such shares, subject to the restrictions described below. Rights to purchase stock pursuant to the ESPP are not transferable, and may be exercised only by the person to whom they were granted.

Restrictions. Shares purchased under the ESPP may not be sold, assigned, pledged, encumbered, or otherwise transferred, for one year from the date they were purchased. These restrictions will be waived in the event of the employee’s death, permanent disability, termination of employment or experience of an unforeseeable emergency.

Administration. The ESPP will be administered by the Board or, if designated by the Board, a committee of directors not eligible to participate in the ESPP. The Board intends to delegate responsibility for administering the ESPP to the Committee. All expenses of administering the ESPP will be paid by the Company.

Amendment. The Board may amend the ESPP at any time as it or the Committee may deem advisable. No amendment so effected may, however, (a) materially adversely affect any purchase rights outstanding during the purchase period in which such amendment is to be effected, (b) increase the maximum number of shares of common stock that may be purchased under the ESPP, (c) decrease the per share purchase price for shares below 85% of the fair market value of such shares on the first or last day of the purchase period, whichever is less, or (d) adversely affect the qualification of the ESPP under Section 423 of the Internal Revenue Code, which we refer to in this proxy statement as the “Code.”

Federal Income Tax Consequences. The following discussion is intended only as a general summary of the federal income tax consequences arising from the purchase of shares pursuant to the ESPP and the subsequent disposition of such plan shares, as based upon the Code as currently in effect. Because federal income tax consequences will vary as a result of individual circumstances, each employee participating in the ESPP should consult his or her tax advisor with respect to the tax consequences of the purchase or disposition of shares. Moreover, the following summary relates only to participants’ federal income tax treatment, and state, local and foreign tax consequences may be substantially different.

The ESPP is an “employee stock purchase plan” as defined in Section 423 of the Code and MSC reports the tax consequences of rights to purchase stock and the exercise of such rights pursuant to the ESPP accordingly. Except where noted otherwise, the following discussion assumes that the ESPP is so qualified.

Under applicable provisions of the Code, participants are taxed on all compensation income, including the amount of payroll deductions used to purchase shares under the ESPP. However, assuming the ESPP is qualified as an employee stock purchase plan pursuant to Code Section 423, participants will not recognize taxable income, and the Company will not be entitled to a deduction, upon the grant or exercise of a right to purchase shares. If the ESPP is not so qualified for any reason, (assuming that the ESPP does not violate Section 409A of the Code) then the grant of a right to purchase shares will not be taxable, but participants will recognize ordinary income on the date of purchase of shares (under the ESPP, the date of purchase of shares is the last day of the purchase period) equal to the difference between the price paid and the fair market value of the shares on the purchase date, and the Company will be entitled to a deduction for the same amount. Thereafter, a participant will be taxed like any other investor in common stock, as if the participant had purchased the shares at fair market value.

Assuming the ESPP qualifies under Code Section 423, the tax treatment of a participant who sells shares (or makes a taxable exchange of shares for other property) depends on how long the participant holds those shares, measured from the date of grant of the right to purchase such shares – that is, the first date of the purchase period. If a participant sells shares more than two years after the grant date, the gain or loss on such sale is computed as the difference between the price paid and the sale price. If the shares are sold at a gain, a portion of the gain will be treated as ordinary compensation income equal to the lesser of (a) 15% of the fair market value of the shares on the grant date and (b) the difference between the fair market value of the shares on the date of disposition and the amount the participant paid for such shares. If there is any additional gain (in excess of the compensation income amount), the remaining gain will be long-term capital gain. If the shares are sold at a loss, the loss will be a capital loss, and no portion of the loss will be treated as an ordinary loss or deduction. The Company will not be entitled to any deduction as a result of any such sale.

If a participant sells shares within two years after the grant date, a two-step analysis is required. First, the participant will recognize compensation income in the year of sale equal to 15% of the fair market value of the shares on the date of purchase. This amount of compensation income is then treated as an additional amount paid for the shares, so that the participant is deemed to have purchased the shares at their fair market value on the grant date. Second, capital gain or loss will be computed as the difference between the actual sale price and the deemed purchase price (that is, the difference between the actual sale price and the fair market value on the date of purchase). The capital gain or loss will be long-term or short-term gain or loss depending on whether the participant held the shares for more than one year after the date of purchase. In the case of a sale of shares within two years after the date of purchase, the Company will be entitled to a deduction in the year of sale equal to the amount the participant reports as compensation income.

If a participant makes a gift or otherwise disposes of shares other than in a taxable exchange or sale, the participant may recognize compensation income in the year of such disposition. In the case of a disposition more than two years after the grant date, if the fair market value of the shares on the date of disposition is greater than the amount the participant paid for such shares, the amount of compensation income will be the lesser of (a) 15% of the fair market value of the shares on the grant date and (b) the difference between the fair market value of the shares on the date of disposition and the amount the participant paid for such shares. If the fair market value of the shares on the date of disposition is not greater than the amount the participant paid for such shares, the participant does not recognize any compensation income. In the case of such a disposition within two years of the grant date, the amount of ordinary compensation income will be 15% of the fair market value of the shares on the date of purchase, regardless of the fair market value at the time of the disposition. In such case, the Company will be entitled to a deduction for the amount of the participant’s compensation income.

If a participant dies while still holding shares and the fair market value of the shares on the date of death is greater than the amount the participant paid for such shares, the tax return for the year of death must include compensation income equal to the lesser of (a) 15% of the fair market value of the shares on the grant date and (b) the difference between the fair market value of the shares on the date of death and the amount the participant paid for such shares. If the fair market value of the shares on the date of death is not greater than the amount the participant paid for such shares, the tax return for the year of death will not include any compensation income relating to the shares.

The above discussion assumes that any participant that is subject to six month short-swing profit liability under Section 16(b) of the Exchange Act (a “16(b) Person”) (typically, officers and directors of the Company) has made a proper election pursuant to Section 83(b) of the Code for each purchase of shares (which elections must be filed within 30 days of each purchase of shares). However, if a 16(b) Person has not made such an election and disposes of shares within two years after the grant date (other than by reason of death), the amount of ordinary compensation income (if any) will generally be equal to the difference between the amount the participant paid for such shares and the fair market value of the shares on the date six months after the date of purchase (that is, at the time such shares vest) rather than equal to 15% of the fair market value of the shares on the date of purchase. In the case of such a disposition of shares within two years after grant date, the holding period for determining whether capital gain is long-term or short-term may begin on the date six months after the date of purchase of the shares (rather than the date of purchase of the shares).

Any dividends paid on shares must be reported as ordinary income in the year paid, regardless of the fact that such dividends are reinvested in additional shares. The sale of shares purchased through dividend reinvestment is subject to the income tax rules that normally apply to the sale of securities.

As discussed above, the compensation to an employee related to the purchase and disposition of shares is only deductible by the Company if the employee disposed of the shares (other than by death) within two years after purchase. However, if an employee’s total compensation from the Company (including compensation related to the purchase of shares) exceeds $1 million, compensation in excess of $1 million that would otherwise be deductible by the Company may not be deductible under Code Section 162(m) if such employee is a highly compensated employee employed by the Company at the end of the taxable year whose compensation is required to be disclosed under the Exchange Act. Compensation that is “performance-based” within the meaning of Code Section 162(m) is excluded from the calculation of taxable income subject to the $1 million deduction limit. It is expected that compensation related to the purchase of shares will not be “performance-based” and, therefore, such compensation that would otherwise be deductible by the Company will only be deductible in accordance with the $1 million deduction limit of Code Section 162(m).

The Board of Directors recommends a vote FOR the approval of the 2007 Employee Stock Purchase Plan.

APPROVAL OF MATERIAL SCIENCES CORPORATION 2007 INCENTIVE PLAN

(Item No. 4 on Proxy or Voting Instruction Card)

Background of the 2007 Incentive Plan

On May 17, 2007, the Committee adopted the Material Sciences Corporation 2007 Incentive Plan (the “Plan”), subject to shareowner approval at the annual meeting. The purpose of the Plan is to foster and promote the financial success of the Company and increase shareowner value by strengthening the Company’s capability to develop and maintain a management team, motivate superior performance by linking incentives to business performance, encouraging and providing for an ownership interest in MSC, attracting and maintaining qualified personnel by providing competitive incentive compensation opportunities and enabling eligible employees to participate in the Company’s growth and financial success.

Compensation opportunities under the Plan are tied directly to the financial and strategic performance of MSC over preset performance periods determined by the Committee. The Plan is designed to allow for the grant of both annual and long-term incentive awards that conform to the requirements for tax deductible “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986 and the regulations promulgated thereunder (“Section 162(m)”). Shareowner approval of the Plan is requested in order to maximize the deductibility of the payments under the Plan to our employees under the provisions of Section 162(m), and to comply with the requirements of the regulations issued by the Internal Revenue Service governing the deductibility of individual compensation amounts in excess of $1 million. The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote is necessary for approval of the Plan.

The following is a summary of the principal features of the Plan. The summary below is qualified in its entirety by reference to the complete text of the Plan which is attached to this proxy statement as Appendix B. Shareowners are urged to read the actual text of the Plan in its entirety. Please see “Compensation Discussion and Analysis – Proposed New Incentive Plan” in this proxy statement for a more detailed discussion of the Committee’s philosophy in adopting the Plan.

Administration of the Plan

The Committee controls, manages and administers the Plan. Each member of the Committee is an independent member of the Board and an “outside director” as required by and within the meaning of Section 162(m). Subject to the express provisions of the Plan and to the extent not inconsistent with the provisions of Section 162(m) and applicable regulations regarding performance-based compensation, the Committee may, from time to time, delegate or allocate the performance of any part or all its ministerial duties under the Plan as it considers desirable to such person or persons as it may select and may request the assistance and seek recommendations from appropriate Company executive officers as to the administration or implementation of the Plan and any other matters affecting the Plan. All costs of Plan administration will be paid by MSC.

For purposes of the Plan, the Committee’s powers include, but are not limited to, the following: (1) determining the award cycles, award term, payment value, performance goals, performance measures and other criteria for which the Committee has discretion under the Plan; (2) selecting or designating, for the award term, the eligible employees to become participants under the Plan; (3) determining the terms and conditions of any awards granted under the Plan and adjusting the terms and conditions of any award under the provisions of the Plan; (4) determining the payout to a participant and any other right to compensation under the Plan, and (5) making any adjustments or modifications permitted under the Plan.

Eligibility and Participation

The Committee selects which employees of MSC participate in the Plan during any given fiscal year the Plan is in effect. Executive officers and other key employees of MSC are eligible to participate in the Plan. The Committee may consider any factors it deems pertinent in selecting an eligible employee as a participant. Except as provided in the sole discretion of the Committee, an individual must be an eligible employee as of the beginning of MSC’s fiscal year in order to be selected as a participant and be granted an award during such fiscal year. The number of persons eligible to participate in the Plan and the number of grantees may vary from year to year. Currently, approximately 35 people would be entitled to participate in the Plan.

Award Opportunities, Performance Measures and Performance Goals

Awards may be made under the Plan only until the annual meeting of the shareowners in 2012, unless the Plan is renewed by the Committee and re-approved by the shareowners. The Committee has the discretion to determine the award term (generally one or more fiscal years), payment value, performance goals and performance measures for each award under the Plan. The Committee will generally grant awards at the beginning of each fiscal year during the term of the Plan and participants are notified of their participation, the type of award, the performance measures, the performance goals and the amount they are eligible to receive if the designated performance goals are met through an award agreement.

The Committee will establish one or more performance measures for an award term. Performance measures may include sales; cash flow; cash flow from operations; operating profit; profit or income from continuing operations; net income; net income before taxes; operating margin; net income margin; return on net assets; economic value added; return on total assets; return on common equity; return on total capital; total shareholder return; revenue; revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA growth; cumulative EBITDA over a period fixed by the Committee; basic earnings per share; diluted earnings per share; funds from operations per share and per share growth; cash available for distribution; cash available for distribution per share and per share growth; share price performance on an absolute basis or relative to an index of earnings per share or improvements in MSC’s attainment of expense levels; implementing or completion of critical projects; or other reasonable criteria established by the Committee. The performance measures will have any reasonable definitions the Committee may specify, and may include or exclude extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses from restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures and effects of litigation activities and settlements.

It is the intent of the Committee that the performance goals and performance measures established for an award term will not change during such period. However, certain circumstances identified at the discretion of the Board or Committee may warrant a modification to the performance goals and performance measures. These circumstances would include, but not be limited to, unforeseen events such as changes in law, regulations, or rulings; changes in accounting principles or practices; or a merger, acquisition, divestiture or other significant transaction. Different performance measures and/or performance goals may be awarded to similarly situated participants and performance measures and performance goals awarded to one participant will not have an effect or limit the performance measures and performance goals awarded to another participant.

The Plan provides that the Committee may designate as “performance-based” (within the meaning of Section 162(m)) any award granted under the Plan to a participant who is, or could reasonably be expected to be at the time of the award’s payment, an individual whose compensation is subject to Section 162(m)’s $1 million-per-year deduction limitation. The Plan imposes special limitations on such awards, including the following: (1) any award intended to qualify as performance-based must be designated as such in writing by the Committee at the time the award is granted and must be based on one of the performance measures set forth in the Plan, (2) the maximum amount that may be paid to a participant for all awards granted in a single award term (one or more fiscal years) which are designated as performance-based is $5,000,000 (although the Committee intends to set performance targets in a manner such that a payment of that magnitude under any award granted under the Plan would only be made where actual performance exceeds the performance goals set with respect to the award to an extraordinary degree), and (3) the Committee may not adjust the performance goals or performance measures with respect to any award designated as performance-based after the award is granted (e.g., to take into account unforeseen events occurring after the grant date). Awards may be paid in the form of cash, restricted stock and/or non-qualified stock options. The Committee may impose additional performance goals and other vesting conditions on amounts paid in the form of restricted stock and non-qualified stock options. Any award designated by the Committee as performance-based is intended to satisfy the requirements of Section 162(m)’s exception for performance-based compensation, with the result that payments with respect to such award are not subject to Section 162(m)’s $1 million-per-year deduction limitation.

Calculating the Payment

Following the end of an award term, the Committee calculates the amount each participant may be entitled to receive based upon MSC’s actual performance, and the performance measures and performance goals for that award term. If the Company’s actual performance is less than the Company specified threshold of a performance goal, the payout is zero. If the Company’s actual performance during an award term meets or exceeds the threshold for all the performance goals, the payout is a percentage of the payout previously identified in respect of the performance goals achieved (as reduced by any previous payouts during that award term). If the Company’s actual performance for an award term is between performance goals and the Committee provides for proration, the actual payout will be prorated through linear interpolation. If the Committee does not provide proration, the payout will be based on the closest lowest achieved level of the performance goal. In no event can a payout exceed $5,000,000 or any lower maximum payment specified by the Committee in its award notice.

Payment of Benefits

Annual Incentive Awards.    Generally, MSC will make annual incentive award payments to participants within two and one-half months after the close of an award term. Payments will generally be made 75% in cash and 25% in shares of restricted stock. The number of shares of restricted stock to be issued will be based on the closing price of the Company’s common stock on the NYSE on the last trading day of the award term. Payouts are conditioned on the participant’s compliance with any non-competition and/or confidentiality agreements they may be party to with MSC and with any other written agreement between the participant and the Company which requires the participant to provide services to the Company or its affiliates. All or a portion of any payouts may, in the discretion of the Committee, be conditioned upon the participant’s satisfaction of any individual goals and objectives which the Committee or management may establish for the participant for the award term and, unless the Committee otherwise provides, failure to satisfy those goals and objectives will result in a participant forfeiting his or her right to a portion of the annual incentive award and will not receive any payout with respect to such goals and objectives. The amount of any payout which may be forfeited by a participant if his or her goals and objectives are not met will be proportional to the number of goals and objectives, with all goals and objectives equally weighted. The aggregate amount of payout forfeited by a participant if his or her goals and objectives are not met may be awarded on a discretionary basis to one or more non-officer employees. Generally, recipients must be continuously employed by MSC during the fiscal year in which the award is granted to receive an annual incentive award. The Committee may establish one or more conditions in order for a participant to become vested in restricted stock issued as an annual incentive award. Participants may name a beneficiary to whom any annual incentive award payout is to be paid in case of their death.

Upon a change in control of MSC, if the annual incentive award term has been completed, the participant will receive an amount equal to the unpaid portion of the participant’s payout. If the annual incentive award term has not been completed as of the date of the change in control, the participant will receive a pro rata payout for the award term, based upon the product of (i) a fraction, the numerator of which is the number of months which have elapsed in the award term and the denominator of which is the total number of months in the award term, multiplied by (ii) the payout which would have been paid to the participant had the Company continued to perform at the same level for the remainder of the award term as the Company was actually performing through the date of the change in control, as adjusted for seasonality and other factors if and to the extent the Committee deems appropriate. Any such payout would be reduced by the amount of any payout previously made with respect to the relevant annual incentive award.

If a participant retires before an annual incentive award term has been completed and the Company achieves the performance measure for that award term, then the participant will be entitled to receive at the end of the award term a pro rata portion of the payout, pro rated to the date the participant retired. If the Company does not achieve the performance measure for the award term, then no payout will be made.

Long-Term Incentive Awards.    As with annual incentive awards, generally, MSC will make long-term incentive award payments to participants within two and one-half months after the close of an award term. Payments will be generally be made 60% in shares of restricted stock and 40% in non-qualified options. The number of shares of restricted stock to be issued will be based on the closing price of the Company’s common stock on the New York Stock Exchange on the last trading day of the award term. The number of shares of stock underlying options to be issued will be determined in accordance with the Black-Sholes option pricing model, with all necessary assumptions, including assumptions as to expected volatility, expected life, risk-free interest rate and expected dividends, determined by the Committee, and the exercise price of the options will be the closing price of the Company’s common stock on the New York Stock Exchange on the last trading day of the award term, rounded up to the nearest quarter point. Payouts for long-term incentive awards are also conditioned on the participant’s compliance with any non-competition and/or confidentiality agreements they may be party to with MSC and with any other written agreement between the participant and the Company which requires the participant to provide services to the Company or its affiliates. Restricted stock and stock option award agreements may establish one or more performance goals and other conditions in order for participants to become vested in restricted stock or options issued as long-term incentive award payouts. Recipients must be continuously employed by MSC during the entire award term to receive any payout for that award term and restricted period.

Upon a change in control of MSC, if the long-term incentive award term has been completed, the participant will receive an amount equal to the unpaid portion of the participant’s payout. If the long-term incentive award term has not been completed as of the date of the change in control, the participant will receive a pro rata payout for the award term, based upon the product of (i) a fraction, the numerator of which is the number of months which have elapsed in the award term and the denominator of which is the total number of months in the award term, and (ii) the payout which would have been paid to the participant had the Company continued to perform at the same level for the remainder of the award term as the Company was actually performing through the date of the change in control, as adjusted for seasonality and other factors if and to the extent the Committee deems appropriate. Any such payout would be reduced by the amount of any payout previously made with respect to the relevant long-term incentive award. Participants may name a beneficiary to whom any payout of a long-term incentive award is to be paid in case of their death.

If a participant retires before a long-term incentive award has been completed and the Company achieves the performance measure for that award term, then the participant will be entitled to receive at the end of the award term a pro rata portion of the payout, pro rated to the date the participant retired. If the Company does not achieve the performance measure for the award term, then no payout will be made.

Issuance and Vesting of Shares

Shares of restricted stock and the common stock underlying options awarded under the Plan will be issued under MSC’s 1992 Omnibus Stock Awards Plan for Key Employees, as amended, or other shareowner-approved equity plan of MSC designated by the Committee. The shares will vest in accordance with the award terms. As of February 28, 2007, there were 860,598 shares available for grant under the 1992 Omnibus Stock Awards Plan for Key Employees, which was previously approved by the shareowners of MSC.

Amendments and Indemnification

The Plan may be amended or discontinued by the Board or terminated by the Board or the Committee at any time, provided that no such amendment or termination may impair the rights of a participant under an award previously granted. The Plan provides for indemnification for members of the Committee or the Board, officers and employees for actions brought against such persons in connection with the Plan.

Federal Income Tax Consequences

The grant of a non-qualified option will create no tax consequences for the participant or the Company. Upon exercise of a non-qualified option, a participant would recognize ordinary income equal to the fair market value of the shares acquired, minus the exercise price. The Company will generally be entitled to a corresponding federal income tax deduction at the same time that the participant recognizes ordinary income. A participant’s disposition of the shares acquired upon the exercise of a non-qualified stock option generally will result in only capital gain or loss. Other awards under the Plan, including restricted stock and cash, generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash or shares of stock.

This general tax discussion is intended for the information of shareowners considering how to vote with respect to this proposal and not as tax guidance for participants in the Plan. Different tax rules may apply to specific participants and transactions under the Plan.

New Plan Benefits

Because awards under the Plan are not granted automatically and any awards that are granted are based on performance during future years, the benefits and amounts that will be received or allocated in the future under the Plan are not determinable.

REPORT OF AUDIT COMMITTEE

Management is responsible for MSC’s financial reporting process, including its internal accounting and financial controls, its disclosure controls and procedures, the internal audit function, and compliance with MSC’s legal and ethics programs, as well as the preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. MSC’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of MSC’s consolidated financial statements in accordance with generally accepted auditing standards and for the issuance of a report on those financial statements. The Audit Committee has relied on management’s representation that the financial statements have been prepared with objectivity and in conformity with accounting principles generally accepted in the U.S., and on discussions with Deloitte & Touche LLP regarding matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. The Audit Committee’s responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by MSC to shareowners, the Securities and Exchange Commission and others, monitoring MSC’s financial reporting processes and internal control systems and retaining and overseeing MSC’s independent auditor and internal auditors. A more complete description of the duties and responsibilities of the Audit Committee is set forth in its written charter adopted by the Board of Directors.

In overseeing the preparation of the financial statements of MSC, the Audit Committee met with management and Deloitte & Touche LLP to review and discuss MSC’s audited financial statements prior to their issuance and to discuss significant accounting policies applied by MSC in its financial statements, as well as alternative treatments, if any.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP their independence. The Audit Committee has also reviewed the non-audit services provided by Deloitte & Touche LLP, and considered whether the provision of those services was compatible with maintaining the independence of the auditors.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of MSC be included in its Annual Report on Form 10-K for the fiscal year ended February 28, 2007, and be filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Mr. John P. Reilly, Chairperson

Mr. Patrick J. McDonnell

Dr. Ronald A. Mitsch

Mr. Curtis G. Solsvig, III

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

The goal of the Company’s executive compensation program is to create long-term value for the Company’s shareowners. To this end, the Company’s executive compensation program is designed to reward executives based on favorable performance and results and to provide the named executive officers with incentives to grow the Company’s business. The Compensation, Organization and Governance Committee, (the “Committee”) designed the Company’s executive compensation program to implement this goal by:

•	providing the named executive officers with opportunities for rewards which are directly tied to MSC’s financial and operating performance;

•	providing forms of compensation intended to align the named executive officers’ interests with those of the shareowners; and

•	providing compensation awards structured to encourage the named executive officers to remain as productive long-term employees of the Company.

Oversight of the Executive Compensation Programs

MSC’s compensation plans and policies for its employees, including its executive officers, are overseen, approved and administered by the Committee. The Committee is composed exclusively of non-employee directors who are independent under applicable New York Stock Exchange listing standards. For a more detailed account of the Committee’s compensation related responsibilities and its composition, please see “Board of Directors and Corporate Governance – What committees has the Board established?” in this proxy statement.

Compensation Objectives

Provide Incentives for Performance

The Committee believes that the named executive officers should be rewarded for favorable performance and that opportunities for rewards should be directly tied to financial and operating performance. Annual and long-term incentive awards are structured to provide competitive compensation which can increase with increased performance. Key elements of executive compensation that depend on the Company’s or the officer’s performance include:

•	Annual incentive award payouts are tied to achievement of financial performance targets, with opportunities for more compensation, the better the Company’s results;

•

A portion of each named executive officer’s annual incentive award is based on achievement of personal goals and objectives, so an officer’s compensation can vary based on his personal performance; and

•	Long-term incentive awards that are contingent upon achieving specific financial goals for the Company over a three-year period.

Alignment of Management Interests with Shareowners

The Committee also provides compensation and adopts policies which try to align the interests of the named executive officers with those of the shareowners, such as:

•	Granting named executive officers compensation opportunities in the form of equity awards, so that the value of an award to an officer corresponds with increases in the Company’s stock price;

•	Making cash and equity awards contingent upon achieving financial measures which correlate with long-term shareowner value – such as revenue or earnings per share; and

•	Adopting share retention guidelines which require executives to acquire and hold an amount of stock based on their annual compensation.

Retain High Quality Executives

The Committee aims to reward and retain its named executive officers by:

•	offering competitive base salaries and annual and long-term performance incentive opportunities; and

•	by granting equity awards which require continued employment in order to vest.

Proposed New Incentive Plan

In this proxy statement, the Company is seeking shareowner approval for the 2007 Incentive Plan, under which the Committee would be able to grant both short and long-term incentives to the named executive officers and other key employees. See “Approval of Material Sciences Corporation 2007 Incentive Plan” in this proxy statement for a more complete description of the terms of the proposed plan. In adopting the 2007 Incentive Plan, the Committee seeks to implement a comprehensive compensation framework for the future to award pay for performance, align management’s interests with those of the shareowners and to retain high quality executives. The Committee believes that the terms of the 2007 Incentive Plan will allow the Committee to achieve its compensation objectives by providing a platform to create appropriate awards that provide for both short and long-term incentives and officer retention.

The 2007 Incentive Plan is performance based, and gives the Committee the capacity to use a wide range of performance measures for awards to provide a variety of goals to incent performance. While the Committee has not determined the final terms of any awards under the 2007 Incentive Plan if it is approved by the shareowners, the Committee currently plans that awards for fiscal 2008 will:

•	use income before income taxes as the company performance measure for fiscal year 2008 awards;

•

establish a cap on the percentage of a company performance measure that may be awarded for fiscal 2008, with the amount of that percentage cap gradually decreasing for awards granted in subsequent fiscal years;

•

allocate awards in fiscal 2008 within that cap 70% to annual incentives and 30% to long-term incentives with the allocation of annual to long-term incentive awards intended to shift to a more evenly balanced allocation over time;

•

make annual incentive awards payable 75% in cash and 25% in restricted stock with 40% of any annual incentive award made subject to the achievement of individual goals and objectives established for each participant. The restricted stock will have vesting provisions as determined by the Committee; and

•

make long-term incentive awards payable 60% in shares of restricted stock and 40% in non-qualified stock options. The restricted stock and options will have vesting provisions based on achievement of multi-year cumulative company performance measures.

Implementing Our Objectives

Determining Compensation

The Committee determines Chief Executive Officer compensation, as well as the compensation for each of the named executive officers. The Committee also seeks the advice of the Chief Executive Officer and the Vice President, Human Resources with respect to compensation for the named executive officers other than the Chief Executive Officer. The Committee has used an independent compensation consultant, Hay Group, Inc., which we refer to as “Consultant,” to provide the Committee with market and competitive information to assist the Committee in making compensation determinations for all of the named executive officers.

In determining compensation for the named executive officers in fiscal 2007, the Committee considered the following:

•	information from its Consultant, including information on competitive compensation levels;

•	the Company’s financial and operating performance;

•	individual performance against established goals and individual responsibilities and experience;

•	trends in executive compensation practices; and

•	recommendations of the Chief Executive Officer with respect to the other named executive officers.

Periodically throughout the year, the Compensation Committee may discuss, as appropriate, the philosophy for the overall compensation packages, and decide whether changes should be made in the components of the package and/or the mix of the packages or whether special awards are appropriate or desirable.

Role of Management

Generally, the Chief Executive Officer and the Vice President, Human Resources assist the Committee in reaching decisions on named executive officer compensation, other than that of the Chief Executive Officer. This assistance can include making recommendations to the Committee regarding levels of salary and incentive compensation based on management’s review of performance and achievement of goals and objectives and competitive market information or, at the direction of the Committee, making allocations of a pool of compensation funds among a group determined by the Committee. The other named executive officers do not play a role in their own compensation determinations or that of others, except to discuss individual performance goals and objectives with the Chief Executive Officer. No executive officers are involved in determining director compensation.

Role of Compensation Consultant

The Committee uses information and advice from the Consultant to assist it in determining the competitiveness of the Company’s compensation packages for the named executive officers. The Committee has from time to time, including in fiscal 2005 and fiscal 2008, directly engaged the Consultant to provide the Committee with an analysis of competitive compensation levels based on comparable job content evaluations. The analysis used a percentile scale to compare the named executive officers’ (1) base salary; (2) base salary plus annual cash incentive award (“Total Cash Compensation”); and (3) Total Cash Compensation plus annual long-term incentive awards (“Total Direct Compensation”) against the base salary, Total Cash Compensation and Total Direct Compensation of officers holding comparable positions in other companies contained in the Consultant’s proprietary industrial market executive compensation report. The Consultant has also provided the Committee with general views on specific compensation programs developed by the Committee from time to time.

The Committee also receives competitiveness information from management and other directors of the Company. The Committee does not use a single industry group or market index for compensation analysis purposes because many companies in industries related to the Company’s are considerably larger than MSC and many companies of similar size in the Company’s general industry do not engage in the same type of businesses as the Company.

Elements of Compensation

Cash Compensation

The cash compensation of the Company’s named executive officers includes their base salary and the cash portion of their annual incentive compensation.

Base Salary

The Committee annually reviews and determines the base salaries of the Chief Executive Officer and the other named executive officers. In each case, the Committee considers competitive salary practices as well as the executive’s individual performance, responsibilities and experience. Generally, the Committee targets base salaries for the named executive officers at the 50th to 75th percentile of the Company’s general market, although in order to fill vacancies, the Committee may pay above the general market median. Similar jobs are determined by comparing job title and responsibility information to comparative market information provided by the Consultant.

In fiscal 2007, the named executive officers, except for Mr. Nastas, were paid base salaries on average between approximately the 50th and 75th percentile of the Company’s general market. Based on the desire to maintain a competitive pay package for the named executive officers, the Committee increased Mr. Nastas’ annual base salary from $350,000 to $400,000, an increase of approximately 14%. Messrs. Gresser, Klepper and Williams, the other named executive officers employed by MSC for all of fiscal 2007, had annual base salary increases of 3.8%, 5% and 3.8% respectively.

Annual Incentive Awards

The named executive officers were paid their cash incentive for fiscal 2007 pursuant to the Company’s management incentive plan, or “MIP,” which the Committee first adopted for fiscal 2005. The MIP provides that full-time management employees selected by the Committee, including named executive officers, are able to earn an incentive bonus for the fiscal year based on an earnings target determined by the Committee at the beginning of the fiscal year. For fiscal 2007 the earnings target was based on MSC’s income from continuing operations before taxes (“Profit”). The Committee established a target level of Profit and participants became eligible for a payout if Profit was at least 85% of the target level.

Each participant’s bonus opportunity was a specified percentage of his or her base salary (the “Bonus Opportunity”). Officer employees received an incentive payout equal to a specified percentage of the Bonus Opportunity if Profit was at least at the minimum target level, with an increasing percentage of the Bonus Opportunity payable as Profit increases up to a maximum achievable level of payout of 200% of the Bonus Opportunity.

The payout opportunity levels determined by the Committee were designed to be at median of other companies in MSC’s general industry for each of the named executive officers. 60% percent of the MIP payout to each named executive officer was based on the overall company performance as determined by achievement of the Profit target and 40% of the MIP payout was based on achievement of individual goals and objectives established for such executive officer. In order to receive the full amount of the executive’s MIP Incentive payment, the executive had to achieve all of his goals and objectives, and he received proportionately less than the full amount if he did not achieve all of the goals and objectives. See the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” for the amounts paid to the named executive officers for fiscal 2007 under the MIP and the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column in “The Grants of Plan-Based Awards Table” for target payments for the named executive officers under the MIP.

In establishing the earnings targets for annual incentive awards, the Committee considers the Company’s recent financial performance and competitive market information and sets targets which it believes to be a reasonable “stretch” in order to achieve payouts under the MIP.

Long-Term Incentive Awards

Long-term incentive awards are designed by the Committee to encourage the named executive officers to focus on the long-term performance of the Company by using multi-year performance goals and/or multi-year vesting of the awards. Long-term incentive awards can include equity awards which also serve to align the named executive officers’ interests with the stockholders. Prior to fiscal 2005, long-term incentives for senior management consisted primarily of stock options, restricted stock and cash awards. Beginning in fiscal 2005, the Committee determined to focus less on stock options and more on stock and cash long-term incentives. In fiscal 2005, the Committee provided long-term incentives solely in the form of phantom stock units payable in cash.

During fiscal 2006, MSC adopted the 2005 Long Term Incentive Plan (“LTIP”) and the Committee made the first grant of awards under the LTIP at that time. Payouts under the awards, if any, would be made 60% in shares of restricted stock and 40% in cash. Payouts under the fiscal 2006 awards would be made only to the extent that MSC meets an EBITDA performance goal determined by the Committee. The awards granted in fiscal year 2006 had an award term commencing March 1, 2005 and ending February 29, 2008 and had two award cycles (March 1, 2005 through February 28, 2006 and March 1, 2006 through February 28, 2007). Each award recipient, including, Messrs. Nastas, Klepper, Gresser and Williams, were eligible in the first and second award cycle, to receive a payout of 25% of the target amount for such award if the performance goal was achieved for such award cycle, subject to make-up rights over the entire award term. The performance goals for the first two award cycles were not met so no payouts were made under the LTIP in FY 2007.

On June 21, 2006, the Committee granted stock options and awarded restricted stock to each of the named executive officers under the terms of the Material Sciences Corporation 1992 Omnibus Awards Plan for Key Employees (the “1992 Plan”). The options, which have an exercise price of $12.75, vest (assuming the officer remains an employee of the Company) on June 21, 2009 and expire on June 21, 2011. The restricted stock vests on an all or nothing basis on February 28, 2009 provided that (a) the employee remains in continuous employment until that date, and (b) the sum of the after-tax net income per diluted share for the Company’s fiscal years ended February 28, 2007, February 29, 2008, and February 28, 2009 is at least equal to the cumulative target set by the Committee. See “Grants of Plan-Based” for information on the number of options and shares of restricted stock granted to each of the named executive officers on June 21, 2006. In the fourth quarter of fiscal 2007, the Company determined that these performance measures would not be met and accordingly did record any compensation expense related to these grants in fiscal 2007.

All equity awards to named executive officers are made pursuant to the 1992 Plan. The 1992 Plan provides for awards to be made in the form of stock awards, stock options, stock appreciation rights, restricted stock or other forms of awards based on the Company’s stock price, the performance of the Company or the individual employee and can be paid in cash, stock or both and may have such terms and conditions as the Committee may determine. Separate compensation plans which award stock under the 1992 Plan are often established to designate the terms of specific award programs, as in the case of the LTIP or the proposed 2007 Incentive Plan presented for shareowner approval in this proxy statement.

Other Compensation

Severance and Change in Control Agreements. Each of the named executive officers has entered into a Severance and Change In Control agreement that provides for payment under specified conditions after a change in control of the company or upon the executive’s termination under certain circumstances, as described in detail under “Executive Compensation – Potential Payments Upon Termination or Change-In-Control” The Company enters into these agreements to ensure that the named executive officers continue to act in the best interests of the Company’s shareowners in the event of a change in control and to serve as an added executive retention feature.

Perquisites. MSC provides limited perquisites to named executive officers. The Company provides country club and airline club memberships to certain executive officers, primarily for business purposes, and any personal use of these clubs is paid for by the officers. In fiscal 2007 the Company reimbursed Kevin Williams for certain moving expenses and grossed-up this reimbursement by $3,820 to compensate for his payment of taxes on such amounts. In fiscal year 2007, Mr. Nastas’ compensation included perquisites of $10,206 related to such memberships, representing 2.3% of his total compensation in fiscal 2007.

401(k)/Defined Contribution Plan. The Company provides a tax-qualified defined contribution plan for retirement in the form of a 401(k) savings plan and retirement to eligible employees, including named executive officers. The Company makes a matching contribution equal to 50% of a participant’s compensation up to 6% of a participant’s annual salary. In addition, the Company makes a retirement contribution equal to 1.75% of each participant’s compensation with an additional contribution for employees who were employed by the Company and had attained age 40 on January 1, 1993. This retirement contribution was previously made under a separate retirement plan maintained by the Company, which was merged into the 401(k) plan in effect on December 31, 2006.

Welfare Plans. The Company offers its employees a health care plan that provides medical, dental and prescription drug coverage, including to the named executive officers.

Stock Ownership

To further align the interests of management with those of the shareowners, MSC has share retention guidelines which require certain executives to hold a multiple of their base salary in MSC’s stock. Mr. Nastas, as the Company’s Chief Executive Officer, is expected to invest five times his annual base salary and each of the other named executive officers is expected to invest two times his annual base salary in MSC stock. Individuals who were officers on or before June 1, 2006 are expected to have acquired 20% of their retention requirement by May 31, 2007 and thereafter an additional 20% each year until May 31, 2011, when they are expected to hold 100% of their requirement. For those who became officers after that time, compliance phases in ratably over 5 years from the date on which the individual became an officer.

To promote greater stock ownership in MSC by officers, from time to time the Company has maintained a Merit/Stock Exchange Program, which allows an officer to elect to receive a merit increase in base salary in the form of MSC stock, rather than in cash, during periods MSC’s trading window is open for officers. The Merit/Stock Exchange Program was not in effect during fiscal 2007.

The Company also maintained an Employee Stock Purchase Plan for eligible employees, including named executive officers, which permitted them to purchase shares of the Company’s common stock at 95% of the fair market value of the stock on certain specified dates. The Employee Stock Purchase Plan terminated in fiscal 2007, as there were no longer any shares available for grant under the Plan. The Company is seeking shareowner approval of a new Employee Stock Purchase Plan at the annual meeting of shareowners which would permit employees to purchase shares of the Company’s common stock at 85% of the fair market value on certain specified dates. Please see “Approval of Material Sciences Corporation 2007 Incentive Plan” in this proxy statement for a description of the proposed terms of the plan.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of compensation in excess of $1 million paid to specified executive officers of public companies, unless certain specific and detailed criteria are satisfied. The Committee considers the anticipated tax treatment to MSC and the executive officers in its review and establishment of compensation programs and payments and generally tries to design and implement them to maximize tax deductibility. However, in order to assure that the Committee maintains the flexibility to structure executive compensation in ways that best promote the interest of the Company, the Committee will not necessarily seek to always limit executive compensation to that deductible under Section 162(m) of the Code. In fiscal 2007, the compensation for all of the named executive officers was deductible by the Company.

COMPENSATION COMMITTEE REPORT

The Compensation, Organization and Corporate Governance Committee has reviewed the Compensation Discussion and Analysis contained in this proxy statement and discussed this analysis with management. Based upon the review and discussions, the Compensation, Organization and Corporate Governance Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following directors, who comprise the Compensation, Organization and Corporate Governance Committee:

Mr. Frank L. Hohmann III (Chairperson)

Mr. Avrum Gray

Mr. Sam Licavoli

Dr. Ronald A. Mitsch

Summary Compensation Table for the Year Ended February 28, 2007

The following table discloses compensation received for their services in all capacities to us for fiscal year 2007 by (a) our Chief Executive Officer, (b) all individuals who served as Chief Financial Officer during fiscal year 2007, and (c) the three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, employed by us as of February 28, 2007:

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total (5) ($)
Clifford D. Nastas Chief Executive Officer	2007	$350,000	$0	$37,777	$34,853	$19,212	$441,842

James M. Froisland Chief Financial Officer (6)	2007	$209,878	$0	$15,111	$24,556	$7,902	$257,447

Mark J. Gresser Vice President, Sales & Mkt.	2007	$251,196	$0	$15,111	$15,144	$17,816	$299,267

Kevin R. Williams Vice President, Operations (7)	2007	$188,916	$0	$12,277	$9,342	$19,494	$230,029

John M. Klepper Vice President, Human Resources	2007	$175,375	$0	$7,083	$11,880	$9,018	$203,356

Jeffrey Siemers Chief Financial Officer (8)	2007	$69,163	$0	$0	$0	$8,736	$77,899

(1)	Represents the compensation cost recognized by us in fiscal year 2007 related to restricted stock awards made to named executive officers in fiscal year 2007 as well as prior fiscal years computed in accordance with FAS 123R. The assumptions used in determining the FAS 123R values are set forth in Note 11 “Equity and Compensation Plans” to our consolidated financial statements included in our annual report on Form 10-K for the year ended February 28, 2007. During the fourth quarter of fiscal 2007, the Company determined that the required performance measures for vesting of the restricted stock awards granted in fiscal 2007 would not be met. Accordingly, the Company did not record any compensation expense related to these grants in fiscal 2007. See the “Grants of Plan-Based Awards Table” for more information regarding restricted awards we made in fiscal year 2007.
(2)

Represents the compensation cost recognized by us in fiscal year 2007 related to options granted to named executive officers in fiscal year 2007 as well as prior fiscal years computed in accordance with FAS 123R. The assumptions used in determining the FAS 123R values are set forth in Note 11 “Equity and Compensation

Plans” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended February 28, 2007. See the “Grants of Plan-Based Awards Table” for more information regarding the stock options we granted in fiscal year 2007.

(3)	Represents the value of the annual management incentive cash awards received by each named executive officer in fiscal year 2008 in respect of service performed in fiscal year 2007. See the “Grants of Plan-Based Awards Table” for more information.
(4)	The amounts shown in this column (a) for Mr. Nastas include $10,206 for Nastas’ country club membership and airline club membership and $9,006 of matching contributions to Mr. Nastas’ 401(k) and defined contribution plans; (b) for Mr. Froisland include matching contributions to his 401(k) and defined contribution plans; (c) for Mr. Gresser include $8,225 for country club and airline club memberships and $9,591 of matching contributions to Mr. Gressers’s 401(k) and defined contribution plans; (d) for Mr. Williams include $8,317 for relocation related expenses, $3,820 for payment of taxes with respect to our reimbursement of relocation expenses, $400 for airline club membership and $6,957 of matching contributions to Mr. Williams’ 401(k) and defined contribution plans; (e) for Mr. Klepper include matching contributions to his 401(k) and defined benefit plans; and (f) for Mr. Siemers include $7,261 for unused vacation time and $1,475 of matching contributions to his 401(k) plan.
(5)	Represents the sum of the amounts in all of the columns of the Summary Compensation Table for each named executive officer.
(6)	Mr. Froisland’s employment as Chief Financial Officer became effective as of June 21, 2006 and is based upon an annual base salary of $290,000.
(7)	The Company announced on May 9, 2007 that Mr. Williams will be stepping down from his role as Vice President, Operations but will remain in place until his successor is appointed.
(8)	Mr. Siemer’s employment as Chief Financial Officer terminated effective as of June 20, 2006.

The following table sets forth the awards that were made under the Material Sciences Corporation 1992 Omnibus Plan to each of our named executive officers as of February 28, 2007:

Grants of Plan-Based Awards – Fiscal Year 2007

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payout Under Equity Incentive Plan Awards (2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (3) (#)	Exercise or Base Price of Option Awards (4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)
Clifford D. Nastas	June 21, 2006	$21,000	$84,000	$420,000	7,600	—	60,000	$12.75	$239,800
James. M. Froisland	June 21, 2006	$14,500	$58,000	$290,000	3,200	—	24,000	$12.75	$97,520
Mark J. Gresser	June 21, 2006	$10,048	$40,191	$200,957	3,200	—	24,000	$12.75	$97,520
Kevin R. Williams	June 21, 2006	$7,557	$30,227	$151,133	3,200	—	19,500	$12.75	$85,235
John M. Klepper	June 21, 2006	$7,015	$28,060	$140,300	2,000	—	11,250	$12.75	$50,713
Jeffrey J. Siemers	—	—	—	—	—	—	—	—	—

(1)	Represents the range of payouts for fiscal year 2007 performance under the MIP based on performance targets established by the Committee. The amounts shown in the “minimum” column represent the amount of cash award payable if the minimum level of Company performance is attained. The amounts shown in the “target” and the “maximum” columns represent the amount of cash awards granted if the target and maximum level, respectively, of Company performance are attained. Please see the “Compensation Discussion and Analysis—Annual Incentive Awards” for more information regarding these awards and performance measures.
(2)

Represents restricted stock granted under the 1992 Omnibus Plan. The restricted stock vests on an all or nothing basis on February 28, 2009 provided that (a) the employee remains in continuous employment until that date, and (b) the sum of the after-tax net income per diluted share for the Company’s fiscal years ended

February 28, 2007, February 29, 2008, and February 28, 2009 is at least equal to the cumulative target set by the Committee.
(3)	Represents non-qualified stock options granted under the 1992 Omnibus Plan. The options vest (assuming the officer remains an employee of the Company) on June 21, 2009 and expire on June 21, 2011.
(4)	The exercise price was the higher of $12.75 or the fair market value of the Company’s stock on the date of grant. The closing price of our common stock on the New York Stock Exchange on June 21, 2006 was $10.00.
(5)	Represents the grant date fair value of the awards computed in accordance with FAS 123R. The assumptions used in determining the FAS 123R values are set forth in Note 11 “Equity and Compensation Plans” to the Company’s Annual Report on Form 10-K for the year ended February 28, 2007.

Mr. Siemers’ employment voluntarily terminated on June 20, 2006 and at that time he had no outstanding plan-based awards.

The following table sets forth the outstanding equity awards held by each of our named executive officers as of February 28, 2007:

Outstanding Equity Awards At Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (1) (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Clifford D. Nastas	0	60,000	0		$12.75	June 21, 2011	0	0	7,600	$81,852

James. M. Froisland	0	24,000	0		$12.75	June 21, 2011	0	0	3,200	$34,464

Mark J. Gresser	0	24,000	0		$12.75	June 21, 2011	0	0	3,200	$34,464

Kevin R. Williams	0	19,500	0		$12.75	June 21, 2011	0	0	3,200	$34,464

John M. Klepper	1,800 3,931	11,250	0	$ $ $	10.00 10.00 12.75	March 1, 2012 March 1, 2007 June 21, 2011	0	0	2,000	$21,540

Jeffrey Siemers	0	0	0		—	—	0	0	0	0

(1)	The vesting date for each of the options set forth in this column is June 21, 2009.
(2)	The restricted stock vests on an all or nothing basis on February 28, 2009 provided that (a) the employee remains in continuous employment until that date, and (b) the sum of the after-tax net income per diluted share for the Company’s fiscal years ended February 28, 2007, February 29, 2008, and February 28, 2009 is at least equal to the cumulative target set by the Committee.
(3)	Based on the closing price of our common stock of $10.77 on February 28, 2007, as reported on the New York Stock Exchange.

Option Exercises and Vesting and Pension Benefits

None of our named executive officers exercised stock options or held restricted stock that vested in fiscal 2007. The named executive officers do not participate in any of the Company’s defined benefit plans nor in any of the Company’s non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change-In-Control

The Company entered into severance and change in control agreements (the “Severance Agreements”) with Messrs. Nastas, Siemers, Gresser, Williams and Klepper which became effective on June 30, 2005 (except for the Severance Agreements with Messrs. Gresser and Williams, which became effective July 15, 2006 and with Mr. Froisland, which became effective on June 12, 2006). The Severance Agreements have a term of one year, and are automatically renewable for successive one-year terms unless either party gives written notice at least 60 days prior to the expiration of the then current term that such party seeks to terminate the agreement as of June 30 of the then current year. In the event that the Company terminates the executive’s employment for any reason other than for cause, death or disability, or if the executive terminates his employment in the event of a constructive discharge, the executive will be entitled to receive severance in the amount of 1.0 times the sum of such executive’s base salary and the amount awarded to the executive under the management incentive plan for the most recently completed fiscal year (the “Compensation Amount”).

In the event that the Company terminates the executive’s employment for any reason other than for cause, death or disability, or if the executive terminates his employment in the event of a termination by constructive discharge within 15 months of a change in control, the executive will be entitled to receive severance in the amount of 1.5 times such executive’s Compensation Amount. In addition, all stock options or shares of restricted stock which are unvested immediately prior to a termination following a change in control shall become fully vested and remain exercisable for at least ninety days after change in control. The executives are also entitled to outplacement and other benefits under the agreement, and are subject to non-competition and non-solicitation covenants following termination.

The following tables show the potential payments to each of the named executive officers, except for Mr. Siemers, upon his termination of employment or a change in control under his Severance Agreement, assuming a termination or change in control occurred on February 28, 2007.

CLIFFORD D. NASTAS

	Cash Severance Payment		Outplace- ment Services (1)	Continuation of Medical/ Welfare Benefits (present value)		Stock Options		Restricted Stock Awards		Total Termination Benefits
Voluntary Termination	$0		$0	$0		$0		$0		$0
Death, Disability, Retirement or Change in Control without Termination	$0		$0	$0		$0	(2)	$0	(3)	$0
Without Cause Termination or Constructive Discharge Termination	$384,853	(4)	$20,000	$8,952	(5)	$0	(2)(6)	$0	(3)(6)	$413,805
Without Cause Termination or Constructive Discharge Termination after Change in Control (7)	$577,280	(8)	$20,000	$13,428	(9)	$0	(10)	$81,852	(10)	$692,560
For Cause Termination	$0		$0	$0		$0		$0		$0

JAMES M. FROISLAND

	Cash Severance Payment		Outplace- ment Services (1)	Continuation of Medical/ Welfare Benefits (present value)		Stock Options		Restricted Stock Awards		Total Termination Benefits
Voluntary Termination	$0		$0	$0		$0		$0		$0
Death, Disability, Retirement or Change in Control without Termination	$0		$0	$0		$0	(2)	$0	(3)	$0
Without Cause Termination or Constructive Discharge Termination	$314,556	(4)	$20,000	$8,952	(5)	$0	(2)	$0	(3)(6)	$343,508
Without Cause Termination or Constructive Discharge Termination after Change in Control (7)	$471,834	(8)	$20,000	$13,428	(9)	$0	(10)	$34,464	(10)	$539,726
For Cause Termination	$0		$0	$0		$0		$0		$0

MARK J. GRESSER

	Cash Severance Payment		Outplace- ment Services (1)	Continuation of Medical/ Welfare Benefits (present value)		Stock Options		Restricted Stock Awards		Total Termination Benefits
Voluntary Termination	$0		$0	$0		$0		$0		$0
Death, Disability, Retirement or Change in Control without Termination	$0		$0	$0		$0	(2)	$0	(3)	$0
Without Cause Termination or Constructive Discharge Termination	$266,340	(5)	$20,000	$8,952	(6)	$0	(2)	$0	(3)(7)	$295,292
Without Cause Termination or Constructive Discharge Termination after Change in Control (7)	$399,510	(8)	$20,000	$13,428	(9)	$0	(10)	$34,464	(10)	$467,402
For Cause Termination	$0		$0	$0		$0		$0		$0

KEVIN R. WILLIAMS

	Cash Severance Payment		Outplace- ment Services (1)	Continuation of Medical/ Welfare Benefits (present value)		Stock Options		Restricted Stock Awards		Total Termination Benefits
Voluntary Termination	$0		$0	$0		$0		$0		$0
Death, Disability, Retirement or Change in Control without Termination	$0		$0	$0		$0	(2)	$0	(3)	$0
Without Cause Termination or Constructive Discharge Termination	$198,258	(4)	$20,000	$8,952	(5)	$0	(2)	$0	(3)(6)	$227,210
Without Cause Termination or Constructive Discharge Termination after Change in Control (7)	$297,387	(8)	$20,000	$13,428	(9)	$0	(10)	$34,464	(10)	$365,279
For Cause Termination	$0		$0	$0		$0		$0		$0

JOHN M. KLEPPER

	Cash Severance Payment		Outplace- ment Services (1)	Continuation of Medical/ Welfare Benefits (present value)		Stock Options		Restricted Stock Awards		Total Termination Benefits
Voluntary Termination	$0		$0	$0		$0		$0		$0
Death, Disability, Retirement or Change in Control without Termination	$0		$0	$0		$0	(2)	$0	(3)	$0
Without Cause Termination or Constructive Discharge Termination	$187,255	(4)	$20,000	$8,952	(5)	$0	(2)	$0	(3)(6)	$216,207
Without Cause Termination or Constructive Discharge Termination after Change in Control (7)	$280,883	(8)	$20,000	$13,428	(9)	$4,413	(10)	$21,540	(10)	$340,264
For Cause Termination	$0		$0	$0		$0		$0		$0

Mr. Siemers’ employment voluntarily terminated effective June 20, 2006 and accordingly, no amounts would be payable under his Severance Agreement.

(1)	Reflects the maximum amount payable under the severance agreement. Upon termination of an executive officer’s employment by the Company for any reason other than for cause, disability or death and upon termination by the executive officer in the event of a constructive discharge, the executive officer has the option to receive either a $10,000 cash payment or outplacement services at an aggregate cost of up to $20,000.
(2)

Pursuant to the terms of the non-qualified stock option agreements between the Company and the named executive officers, the unvested stock options held by the executive officer partially vest as of the date of any of the following vesting events: the sale of the Company or termination of the executive officer’s employment due to death, permanent disability, retirement or termination by the Company without cause. The partial vesting is calculated by multiplying the number of shares underlying the option by a fraction, (x) the numerator of which is the number of whole or partial calendar months from the grant date of the option, and (y) the denominator of which is 36. This fraction would equal 0.25 for a vesting event occurring on February 28, 2007. The exercise price for the options held by all of the executive officers, except for 5,731 of Mr. Klepper’s options, is $12.75, which is more than the closing price of $10.77 on the New York Stock Exchange on February 28, 2007. The options’ vesting acceleration does not provide an immediate termination benefit to these officers and no amount is credited in the table with respect to these options.

Mr. Klepper holds options to purchase 5,731 shares of common stock at $10.00 per share, which at $0.77 below the February 28, 2007 closing price, provide an aggregate termination benefit to Mr. Klepper of $4,413. The executive officer may exercise the accelerated options until the earlier to occur of the third anniversary of the vesting event or the fifth anniversary of the date of the stock option agreement.

(3)	Pursuant to the terms of the restricted stock award agreements between the Company and the named executive officers, upon the occurrence of one of a specified group of vesting events the unvested restricted stock held by the executive officer as of the vesting event partially vests if the Company has met certain performance measures: the sale of the Company or termination of the executive officer’s employment due to death, permanent disability, retirement or by the Company without cause. The vesting formula pursuant to which the partial vesting occurs provides that the Company must be on track to meet certain performance criteria as of the fiscal quarter most recently completed prior to or concurrent with the vesting event, and if it is on track, than the number of shares vesting is equal to the total number of shares multiplied by a fraction, (x) the numerator of which is the number of whole or partial calendar months which have elapsed from the grant date of the restricted shares, and (y) the denominator of which is 36. This fraction would equal 0.25 for a vesting event occurring on February 28, 2007. As of the quarter ended February 28, 2007, the Company was not on track to meet the performance criteria and therefore the executive officers would not have received a termination benefit.
(4)	Represents an amount equal to (a) the executive officer’s annual salary as of the termination date, and (b) the non-equity cash incentive award under the Company’s Management Incentive Plan received by the executive officer in the most recently completed fiscal year (for purposes of this table, the annual salary and bonus received by each executive officer for services provided in fiscal year 2007 under the Management Incentive Plan is used).
(5)	Represents the estimated present value as of February 28, 2007 of the cost of the continuation of medical, dental, prescription drug and vision benefits for the executive officer and family (if dependent coverage was provided) for 12 months following the executive officer’s employment termination.
(6)	If a named executive officer terminates his employment after being constructively discharged by the Company, only vested stock options held by the executive officer as of the termination date are exercisable by the terminated executive officer for the amount of time stated in the respective plan pursuant to which the option was awarded or, if the plan was silent, for a period of 90 days following the executive officer’s employment termination. Therefore, since no acceleration of unvested stock options or restricted stock awards occurs, the value in the “Stock Options” and “Restricted Stock Awards” columns is zero with respect to a constructive discharge termination.
(7)	A termination event is considered to be “after” a change in control of the Company pursuant to the named executive officer’s executed Severance Agreements, if the employment termination occurs within 15 months following a change in control.
(8)	Represents an amount equal to 1.5 multiplied by the sum of (a) the executive officer’s annual salary as of the termination date, and (b) the non-equity cash incentive award under the Management Incentive Plan received by the executive officer in the most recently completed fiscal year (for purposes of this table, the annual incentive award received by each executive officer for services provided in fiscal year 2007 under the Management Incentive Plan is used).
(9)	Represents the estimated present value as of February 28, 2007 of the cost of the continuation of medical, dental, prescription drug and vision benefits for the executive officer and family (if dependent coverage was provided) for 18 months following the executive officer’s employment termination.
(10)

All unvested stock options and unvested restricted stock held by an executive officer immediately vest upon termination of employment following a change in control and, along with all then vested stock options, are exercisable by the terminated executive officer for the amount of time stated in the respective plan pursuant to which the option or restricted stock was awarded or, if the plan was silent, for a period of 90 days following the executive officer’s employment termination. The valuation shown is based upon (a) multiplying the number of shares underlying such accelerated unvested stock options and restricted stock by the closing price of the Company’s common stock on February 28, 2007, which was $10.77 per share, minus, (b) only with respect to the accelerated unvested stock options, an amount equal to the number of shares underlying such stock options multiplied by the exercise price of each option. As the exercise price for the options held by all of the executive officers, except for certain of Mr. Klepper’s options, have an exercise price of $12.75, which is more than the closing price of $10.77 on the New York Stock Exchange on February 28, 2007, the options’ vesting acceleration does not provide an immediate termination benefit to these officers and no amount is credited in the table with respect to these options. Mr. Klepper holds options to purchase 5,731 shares of common stock at $10.00 per share, which at $0.77 below the February 28, 2007 closing price, provides an aggregate termination benefit to Mr. Klepper of $4,413.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Hohmann, Gray, Mitsch, or Licavoli, the persons who served as members of the Compensation Committee during the last fiscal year, were during that year or previously, an officer or employee of ours or any of our subsidiaries or had any other relationship requiring disclosure herein.

Transactions with Related Persons

The Audit Committee is responsible for review of “related person transactions” between MSC and related persons and making a recommendation with respect to such related person transactions to the Board. Under Securities and Exchange Commission rules, a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. These related person transactions apply to any transaction or series of transactions in which the Company or one of its subsidiaries is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest.

Our Code of Business Ethics, which contains certain provisions setting out conflicts of interest and related party standards, applies to each of our executive officers and directors. Our Corporate Governance Guidelines provide that it is the responsibility of each of our executive officers and directors to advise the Chairperson of the Board of any affiliation with public or privately held businesses or enterprises that may create a potential conflict of interest, potential embarrassment to us or possible inconsistency with our policies or values. We annually solicit information from our directors and executive officers in order to monitor potential conflicts of interest. A nominee for director is also requested to provide us the forgoing information. It is the policy of the Board and of the Audit Committee to apply the standards set forth in our Code of Business Ethics and under applicable Securities and Exchange Commission and New York Stock Exchange rules in reviewing related person transactions and determining whether or not such transactions are reasonable and fair to us.

Kevin Williams, our current Vice President, Operations, became an executive officer in April 2006. In November 2005, he relocated to the Chicago area and at that time, we granted him a loan in the principal amount of $75,000 for certain relocation expenses. The loan bore interest at a rate of 4.25% per annum, was full recourse to Mr. Williams and became tentatively payable on May 1, 2006, but no later than May 1, 2007. The largest aggregate amount of debt outstanding during fiscal year 2006 was $75,000 in principal and $742 in interest. The loan was repaid in full with interest of $1,423 on May 17, 2006.

In addition, please see the descriptions of our severance and change in control agreements under “Potential Payments Upon Termination or Change-In-Control” above.

OTHER MATTERS

Shareowner Proposals and Director Nominations for 2008 Annual Meeting of Shareowners

Proposals of shareowners intended to be presented at the 2008 Annual Meeting of Shareowners must be received by us no later than January 30, 2008, to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Such proposals should be addressed to Secretary, Material Sciences Corporation, 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007.

Under our By-Laws, shareowners may nominate directors or bring other business before our 2008 Annual Meeting of Shareowners by delivering notice to us (containing certain information specified in the By-Laws) no earlier than April 28, 2008 nor later than March 29, 2008. Please note that these requirements are separate and apart from, and in addition to, the Securities and Exchange Commission’s requirements that a shareowner must meet to have a shareowner proposal included in our proxy statement as discussed above. A copy of the full text of the provisions of the By-Laws discussed above may be obtained from our public filings with the Securities and Exchange Commission or by writing the Secretary of MSC.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

Director Nominations to be Considered by the Board

Nominations for the election of directors may be made at times other than at the annual meeting by the Board of Directors or by a shareowner entitled to vote generally in the election of directors. The Compensation, Organization and Corporate Governance Committee has the authority to retain a third party search firm to assist it in identifying potential director nominees who meet the criteria and priorities established from time to time and facilitate the screening and nomination process for such nominees. For a nomination to be properly made by any shareowner and be considered for recommendation by the Board to the shareowners and included in our proxy statement for the 2008 annual meeting, written notice of such shareowner’s nomination must be given, either by personal delivery or by registered or certified United States mail, postage prepaid, to the Secretary of MSC (and must be received by the Secretary) no later than January 30, 2008. Such notice shall set forth: (1) the name and address of the shareowner making the nomination and of the person to be nominated; (2) the number of shares of common stock beneficially owned by that shareowner; (3) the name, age, business address and residence of the nominee; (4) the principal occupation or employment of the nominee; (5) the number of shares of common stock of MSC beneficially owned by the nominee; and (6) the written consent of the nominee to having such nominee’s name placed in nomination at the meeting and to serve as a director if elected. In order for a shareowner nomination to be included in the proxy statement, the nominee must meet the selection criteria as determined from time to time by the Compensation, Organization and Corporate Governance Committee.

MSC evaluates director nominees recommended by shareowners in the same manner in which it evaluates other director nominees. MSC has established through its Compensation, Organization and Corporate Governance Committee selection criteria that identify desirable skills and experience for prospective Board members, including those properly nominated by shareowners, and address the issues of experience and personal attributes. In identifying candidates for positions on the Board, the Compensation, Organization and Corporate Governance Committee generally relies on suggestions and recommendations from members of the Board, management and stockholders. In 2007, the Company did not use any search firm or pay any fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Board, with the assistance of the Compensation, Organization and Corporate Governance Committee, selects potential new Board members using the criteria and priorities established from time to time. Desired personal attributes for potential director nominees include: unquestioned personal integrity, loyalty to MSC and concern for its success and welfare, courage to criticize, application of sound business ethics and independent judgment, awareness of a directors’ vital part in MSC’s good corporate citizenship and the corporate image, time available for meetings and consultation on MSC matters, independence and the absence of conflict of interests, wide contacts with business and political leaders, and willingness to assume responsibility on behalf of all shareowners to oversee the management of the enterprise.

Desired experience for potential director nominees include: high-level leadership experience in business or administrative activities with public companies, relevant ongoing business, governance or administrative activities, specialized expertise in relevant industries, breadth of knowledge about issues affecting MSC, and ability and willingness to contribute special competencies to Board activities.

The composition, skills and needs of the Board change over time and will be considered in establishing the desirable profile of candidates for any specific opening on the Board of Directors.

Solicitation of Proxies

We will bear the cost of the solicitation. In addition to solicitation by mail, we will request banks, brokers, and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of our common stock of whom they have knowledge, and will reimburse them for their expenses in so doing. In addition, we expect to pay approximately $900 for assistance by Georgeson Shareholder services for certain mailing services for the proxy statement. Some of our officers and other employees may solicit proxies personally, by telephone, by mail, facsimile transmission or other forms of electronic communication. Our officers and employees will not receive any additional compensation for such activities.

Additional Information

We will provide, without charge to each shareowner upon written request, a copy of our Annual Report on Form 10-K, including the financial statement schedules, for our most recent fiscal year. Individuals interested in receiving such Form 10-K should by written request contact:

Shareowner Relations Department

Material Sciences Corporation

2200 East Pratt Boulevard

Elk Grove Village, IL 60007

By Order of the Board of Directors,

James M. Froisland

Senior Vice President, Chief Financial Officer,

Chief Information Officer and Corporate Secretary

Elk Grove Village, Illinois

May 29, 2007

Appendix A

MATERIAL SCIENCES CORPORATION

2007 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose:    The purpose of this 2007 Employee Stock Purchase Plan (the “Plan”) is to provide employees of Material Sciences Corporation (the “Company”) and its Subsidiaries (as defined in Section 13 hereof) (collectively, the “Participating Companies”) with added incentive to continue in the employment of the Participating Companies and to encourage increased efforts to promote the best interests of the Participating Companies by permitting eligible employees to purchase shares of common stock of the Company (the “Stock”), having a par value of $.02 per share, at a price less than the then-current market price thereof. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”)

2. Eligibility:    Participation under the Plan shall be open to all active employees of the Participating Companies except (a) employees whose customary employment by the Participating Companies is 20 hours or less per week, and (b) employees whose customary employment by the Participating Companies is for not more than five months in any calendar year. No right to purchase Stock shall accrue under the Plan in favor of any person who is not an eligible employee, and no eligible employee shall acquire such right to purchase Stock (i) if, immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424 of the Code), taking into account in determining stock ownership any stock attributable to such employee under Section 424 of the Code; or (ii) if such purchase would permit such employee’s rights to purchase stock under all employee stock purchase plans from time to time in effect of the Company and its subsidiary corporations (as so defined) to accrue at a rate which exceeds $25,000 of fair market value of such stock for each calendar year, all determined in the manner provided by Section 423 of the Code.

3. Effective Date of Plan:    This Plan shall become effective on August 1, 2007, provided that in no event shall the Plan become effective unless within 12 months of the date of its adoption by the Board of Directors of the Company it has been approved at a duly called meeting of the shareholders of the Company.

4. Participation and Purchase of Shares:    Each eligible employee shall be entitled to become a Participant during any of two one-month enrollment periods in each fiscal year of the Company. Unless otherwise determined by the Board or a committee of directors not eligible to participate in the Plan (the “Committee”) designated by the Board to administer the Plan, such enrollment periods shall be the months of February and August. To become a Participant, an eligible employee shall execute and deliver to his employer a contribution election form (the “Election Form”) which shall become effective on the first day following the end of the enrollment period. Each Election Form shall specify the amount of the Participant’s contribution as a dollar amount for such semi-annual purchase period (before withholding or other deductions).

On the Election Form, the Participant may direct that his contributions to the Plan are to be made through payroll deductions by the Participant’s employer for each payroll period ending during the period of such Participant’s participation in the Plan. Payroll deductions shall be made for each Participant in accordance with his Election Form until his participation in the Plan terminates, his Election Form is revised or the Plan terminates, all as hereinafter provided. Alternatively, on the Election Form the Participant may elect to pay his or her contributions to the Plan no later than two weeks before the last day of the purchase period by personal check.

During any enrollment period, a Participant may change the amount of his contributions to the Plan. No other changes shall be permitted except that a Participant may elect to terminate his participation in the Plan as hereinafter provided. All such permitted changes shall be effected by filing a new Election Form in the manner described in the first paragraph of this Section 4.

Contributions made pursuant to the Plan shall be credited to the purchase account of the Participant in question. At the end of each purchase period (as hereinafter defined), the amount in each Participant’s account shall be applied to the purchase of the maximum number of whole shares of Stock, which can be purchased with such amount, determined by dividing such amount by the Purchase Price (as hereinafter defined) for such purchase period. Any amount remaining in the purchase account after the purchase of such shares shall remain credited to such account and shall be carried over to the following purchase period.

Effective September 1, 2007, a six-month purchase period shall commence and so long as the Plan remains in effect, new six-month purchase periods shall commence on each succeeding September 1 and March 1.

5. Purchase Price:    The purchase price (the “Purchase Price”) per share of Stock hereunder for any purchase period shall be 85% of the fair market value of a share of Stock on the last day of such purchase period, provided that if such percentage results in a fraction of one cent, the Purchase Price shall be increased to the next higher full cent.

6. Issuance of Shares, Restrictions and Delivery of Certificates:    To the extent that the Company’s obligations hereunder are to be satisfied by the issuance of Stock, shares which each Participant has purchased for each purchase period shall be evidenced in such manner as the Committee (as defined in Section 13 hereof) may deem appropriate, including book-entry registration or issuance of one or more stock certificates. The Committee may require that any certificates evidencing such shares be held in custody by the Company until the Restrictions (hereinafter defined) lapse.

Except as described below, shares that are purchased by Participants may not be sold, assigned, pledged, encumbered, or otherwise transferred, or be subject to execution, attachment or other process, (collectively, “Restrictions”) for one year after the date of purchase. The Restrictions shall be waived in the event of the Participant’s death, Permanent Disability (as defined in Section 13 hereof), termination of Employment by the Company (as defined in Section 13 hereof) and Unforeseeable Emergency (as defined in Section 13 hereof) (a “Waiver Event”). The Committee, or its delegate, has the discretion to determine whether a Waiver Event has occurred. Any such determination shall be final and binding on the Company and the Participant and shall not be subject to contest or challenge. Within a reasonable period of time after the Restrictions lapse, any certificates evidencing such shares shall be delivered to the Participant; provided, however, that at the option of the Company, the shares may be credited to an individual investment account maintained by the Company or a brokerage firm selected by the Company.

Notwithstanding any other provision of the Plan, each Participant who is an “officer” or “director” of the Company (as such terms are used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) shall, prior to such Participant’s receipt of any certificates representing shares, either (i) provide a written representation to the Company that the shares so distributed will be held by such Participant for at least six months prior to sale or other disposition or (ii) terminate his participation in the Plan for a period of at least six months in accordance with Section 7 hereof. Notwithstanding the foregoing or any other provision of the Plan, each Participant who is an officer or director of the Company (as such terms are used in Rule 16b-3 promulgated under the 1934 Act) may not sell or dispose of any shares of Stock until at least six months after the last day of the purchase period with respect to such shares.

7. Termination of Participation:    A Participant may at any time elect to terminate his participation in the Plan, except that no such termination shall be effective as to any purchase period unless such election is received by one of the Participating Companies in writing prior to the last Business Day of such period. A Participant may also at any time request in writing payment to him of the full amount to his credit in his purchase account, without thereby terminating his participation of the Plan, provided that no such request shall be effective as to any purchase period unless received prior to the last Business Day of such period. Upon any such termination or request, the employer of such Participant shall promptly refund to him the amount to his credit in his purchase account. Notwithstanding any other provision of the Plan, if an officer or director of the Company (as such terms are used in Rule 16b-3 promulgated under the 1934 Act) terminates his participation in the Plan, he shall not be entitled to again become a Participant in the Plan until the first enrollment period which ends on or after six months after such termination becomes effective.

In the event any Participant shall die, terminate his employment with the Participating Companies for any reason or otherwise cease to be eligible to participate in the Plan, his participation in the Plan shall immediately terminate, and the amount to his credit in his purchase account on the date of such termination, together with certificate(s) for the full shares of Stock held for his benefit and a cash payment in lieu of any fractional share, shall be returned to him or his legal representatives promptly.

8. Termination or Amendment of the Plan:    The Company, by action of the Board, may terminate the Plan as of the beginning of any purchase period. Notice of termination shall be given to all Participants, but any failure to give such notice shall not impair the effectiveness of the termination.

Without any action being required, the Plan will terminate whenever the maximum number of shares of Stock to be sold under the Plan (as hereinafter provided in Section 12) has been purchased, but such termination shall not impair the rights of the Participants to shares purchased pursuant to the Plan on or prior to the date of such termination. If at any time, the number of shares remaining available for purchase under the Plan is not sufficient to satisfy all then outstanding purchase rights, the Board or the Committee may determine an equitable basis of apportioning available shares among all Participants.

The Board may amend the Plan from time to time in any respect in order to meet changes in legal requirements or for any other reason; provided, however, that no such amendment shall (a) materially adversely affect any purchase rights outstanding under the Plan during the purchase period in which such amendment is to be effected, (b) increase the maximum number of shares of Stock which may be purchased under the Plan without obtaining approval of the Company’s shareholders, (c) decrease the Purchase Price of the Stock for any purchase period below the amounts set forth in Section 5 of this Plan, or (d) adversely affect the qualification of the Plan under Section 423 of the Code.

Upon termination of the Plan, the respective amounts to the credit of the Participants in their purchase accounts shall be returned to them promptly.

9. Non-Transferability:    Rights acquired under the Plan are not transferable and may be exercised only by a Participant.

10. Shareholder’s Rights:    No eligible employee or Participant shall by reason of the Plan have any rights of a shareholder of the Company until and to the extent he shall acquire shares of Stock as herein provided.

11. Administration of the Plan:    The Plan shall be administered so as to ensure that all Participants have the same rights and privileges as are provided by Section 423(b)(5) of the Code.

Members of the Committee may be appointed from time to time by the Board and shall be subject to removal by the Board. The decision of a majority in number of the members of the Committee in office at the time shall be deemed to be the decision of the Committee.

The Board or the Committee, from time to time, may approve the forms of any documents or writings provided for in the Plan, may adopt, amend and rescind rules and regulations not inconsistent with the Plan for carrying out the Plan and may construe the Plan. The Board or the Committee may delegate the responsibility for maintaining all or a portion of the records pertaining to Participants’ accounts to persons not affiliated with the Participating Companies. All expenses of administering the Plan shall be paid by the Participating Companies.

12. Maximum Number of Shares:    Subject to adjustment as hereinafter set forth, the total number of shares of Stock which may be purchased under the Plan is six hundred thousand (600,000). Stock sold hereunder may be treasury shares or authorized but unissued shares. In the event the Company shall at any time after the effective date of the Plan change its issued Stock into an increased number of shares, with or without par value, through a stock dividend or split-up of shares, or into a decreased number of shares, with or without par value, through a combination of shares, then, effective with the record date for such change, the maximum number of shares of Stock which thereafter may be purchased under the Plan shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such stock dividend or split-up, or proportionately decreased, in the case of such combination of shares.

13. Miscellaneous:    Except as otherwise expressly provided herein, any Election Form, notice or document to be submitted by an eligible employee or Participant pursuant to the Plan shall be delivered to his employer corporation and, subject to any limitations specified in the Plan, shall be effective when so delivered.

The term “Business Day” shall mean any day other than Saturday, Sunday or a legal holiday in Illinois.

The term “Committee” means the Company’s Compensation, Organization and Corporate Governance Committee or any successor committee thereto.

The term “Employment by the Company” shall mean employment by the Company and employment by a corporation which is a “parent corporation,” as such term is defined in subsection (e) of Section 424 of the Code, a Subsidiary or any partnership, joint venture, or limited liability company of which the Company owns an interest of fifty percent (50%) or more.

The term “Permanent Disability” means an illness, accident or other condition which entitles the Participant to benefits under any of the Company’s or a Subsidiary’s permanent disability programs.

The term “Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in section 152(a) of the Code); loss of the Participant’s principal residence due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, that cannot be satisfied with other resources reasonably available to the Participant.

The term “Subsidiaries” shall mean all corporations which are subsidiary corporations (within the definition of Section 424(f) of the Code) in respect of the Company.

The masculine pronoun shall include the feminine.

The Plan, and the Company’s obligation to sell and deliver shares of Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

Appendix B

MATERIAL SCIENCES CORPORATION

2007 Incentive Plan

ARTICLE 1

Establishment and Purpose

1.1 Establishment.    The Material Sciences Corporation 2007 Incentive Plan is established effective as of March 1, 2007, subject to approval by the shareowners of the Company. Awards may be made under the Plan prior to shareowner approval of the Plan so long as such Awards are subject to such shareowner approval of the Plan.

1.2 Purpose.    The purpose of the Plan is to foster and promote the financial success of the Company and increase stockholder value by: (a) strengthening the Company’s capability to develop and maintain a management team; (b) motivating superior performance by means of performance related incentives linked to business performance, (c) encouraging and providing for obtaining an ownership interest in the Company; (d) attracting and retaining qualified personnel by providing competitive incentive compensation opportunities; and (e) enabling officers and other key employees to participate in the growth and financial success of the Company.

ARTICLE 2

Definitions

The following Sections of this Article provide terms used in the Plan, and whenever used herein in a capitalized form, except as expressly provided, the terms shall be deemed to have the meanings set forth in this Article. In addition, certain other terms used in the Plan but not specifically defined in this Article have the definitions given to them in the first place in which they are used.

2.1 “Affiliate” means any corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including the subsidiaries of the Company and other entities controlled by such subsidiaries.

2.2 “Annual Incentive Award” means an Award granted to a Participant under the Plan to receive, after the end of a specified Company fiscal year or other twelve (12) month Award Term specified by the Company, a Payout in accordance with the applicable provisions of Article 6 of the Plan.

2.3 “Award” means a grant of a conditional right to receive a Payout under the Plan, based upon criteria specified by the Committee. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Award Notice containing such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

2.4 “Award Notice” means any agreement, letter or other instrument by which an Award is granted to a Participant.

2.5 “Award Term” means the period designated in an Award Notice as the “Award Term.”

2.6 “Board of Directors” or “Board” means the Board of Directors of the Company.

2.7 “Cause” means one or more of the following: (i) a Participant’s commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Affiliates or any of their customers or suppliers, (ii) a

Participant’s reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Affiliates public disgrace or disrepute or economic harm, (iii) repeated failure by a Participant to perform duties as reasonably directed by the Company officer or other employee to whom Participant primarily reports (or, with respect to the Chief Executive Officer, the Board), (iv) any willful act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its subsidiaries to the disadvantage or detriment of the Company and its Affiliates, (v) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Affiliates or (vi) if Participant is covered by an employment agreement with the Company or an Affiliate, any breach of such agreement which is not cured to the Company’s Chief Executive Officer (or, with respect to such Chief Executive Officer, the Board) reasonable satisfaction within fifteen (15) days after written notice thereof to the Participant.

2.8 “Change in Control” means the occurrence of any of the following events:

2.8.1 the acquisition by any Person or Persons acting in concert, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock); or

2.8.2 (a) the consummation of any consolidation or merger of the Company, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger hold proportionately at least a majority of the outstanding common stock of the continuing or surviving corporation, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (“Transfer Transaction”), except where (1) the Company owns all of the outstanding stock of the transferee entity or (2) the holders of the Company’s common stock immediately prior to the Transfer Transaction own proportionately at least a majority of the outstanding stock of the transferee entity, immediately after the Transfer Transaction, or (c) any consolidation or merger of the Company where, after the consolidation or merger, one Person owns one hundred percent (100%) of the shares of stock of the Company (except where the holders of the Company’s common stock immediately prior to such merger or consolidation own proportionately at least a majority of the outstanding stock of such Person immediately after such consolidation or merger).

2.9 “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

2.10 “Committee” means the Compensation, Organization and Corporate Governance Committee of the Board or Directors or other committee authorized by the Board to administer the Plan.

2.11 “Company” means Material Sciences Corporation, a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated, any corporation for whose securities the securities of the Company shall be exchanged, and any assignee of or successor to substantially all of the assets of the Company.

2.12 “Company Performance Goals” means the level of performance for an Award Term, as determined by reference to one or more of the Company Performance Measures, the attainment of which results in a right (subject to the provisions of the Plan and the Award Notice) to receive a Payout for the Award Term. Where applicable, the Company Performance Goals may be expressed in terms of attaining a specified level of the particular Company Performance Measure or the attainment of an increase or decrease (expressed in absolute numbers or a percentage) in the particular Company Performance Measure or achievement in relation to a peer group or other index. The Company Performance Goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be paid, and a maximum level of performance above which no additional payment will be made. In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Section 162(m) of the Code, the Committee may establish other Company Performance Goals not listed in the Plan.

2.13 “Company Performance Measures” mean the particular performance measures for an Award Term determined in the sole discretion of the Committee, based upon the Committee’s determination of the goals that will most effectively further the Company’s corporate objectives. Company Performance Measures may include sales; cash flow; cash flow from operations; operating profit; profit or income from continuing operations; net income; net income before taxes; operating margin; net income margin; return on net assets; economic value added; return on total assets; return on common equity; return on total capital; total shareholder return; revenue; revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA growth; cumulative EBITDA over a period fixed by the Committee; basic earnings per share; diluted earnings per share; funds from operations per share and per share growth; cash available for distribution; cash available for distribution per share and per share growth; share price performance on an absolute basis or relative to an index of earnings per share or improvements in the Company’s attainment of expense levels; implementing or completion of critical projects; or other reasonable criteria established by the Committee. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements.

2.14 “Disability” means a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company, or if there is no such plan or the Participant is not covered by such a plan or the Participant is not an employee of the Company, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company, as determined by the Committee. The determination of Disability for purposes of the Plan shall not be construed to be an admission of disability for any other purpose.

2.15 “Eligible Employee” means an Employee who is employed or serves in a position or capacity designated by the Committee as eligible to participate in the Plan.

2.16 “Employee” means any person who is considered to be an employee of the Company pursuant to its personnel policies.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

2.18 “Long-Term Incentive Award” means an Award granted to a Participant under the Plan to receive, after the end of an Award Term specified by the Company, a Payout in accordance with the applicable provisions of Article 7 hereof.

2.19 “Non-Qualified Stock Option” means a right to purchase shares of the Company’s common stock that (a) does not satisfy the requirements of Section 422 of the Code and (b) is issued under the Company’s 1992 Omnibus Stock Awards Plan for Key Employees or other equity plan of the Company designated by the Committee, which shall be used for Payouts to Participants under Article 7 hereof.

2.20 “Non-Qualified Stock Option Agreement” means any agreement, letter or other instrument evidencing the terms and conditions of any Non-Qualified Stock Options issued by the Company as a Payout to a Participant under Article 7 hereof.

2.21 “Participant” means an Eligible Employee who satisfies the eligibility conditions of the Plan and who has been selected by the Committee for participation in the Plan.

2.22 “Payout” means the actual amount to be distributed under the Plan, whether in the form of cash, Restricted Stock or Non-Qualified Stock Options, to a Participant with respect to an Award.

2.23 “Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

2.24 “Plan” means the Material Sciences Corporation 2007 Incentive Plan, as herein set forth and as may be amended from time to time.

2.25 “Restricted Stock” means the Company’s common stock issued under the Company’s 1992 Omnibus Stock Awards Plan for Key Employees or other equity plan of the Company designated by the Committee, which shall be used for Payouts to Participants under Article 6 and Article 7 hereof.

2.26 “Restricted Stock Agreement” means any agreement, letter or other instrument evidencing the terms and conditions of any Restricted Stock issued by the Company as a Payout to a Participant under Article 6 and Article 7 hereof.

2.27 “Retirement” means, unless otherwise determined by the Committee with the approval of the Board, a Participant’s voluntary Termination of Employment on or after attaining the Participant’s full social security retirement age; i.e., the age at which the Participant may receive unreduced social security benefits.

2.28 “Termination of Employment” means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an officer or employee of the Company and of any Affiliate, including, without limitation, death, Disability, dismissal, resignation, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company and or any Affiliate of a business such entity owns or operates. A Termination of Employment shall occur with respect to a Participant who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or another Affiliate. A promotion or transfer of employment to another position eligible for participation in the Plan shall not constitute a Termination of Employment.

ARTICLE 3

Administration

3.1 Committee.    The Plan shall be controlled, managed and administered by the Committee, which shall consist of two or more members. Each member of the Committee shall be a “Non-employee Director” as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) or any similar rule which may subsequently be in effect (“Rule 16b-3”) and shall be an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and the Treasury Regulations promulgated thereunder. The members shall be appointed by the Board of Directors, and any vacancy on the Committee shall be filled by the Board of Directors. The Committee shall have the discretion to interpret the provisions of the Plan, and its interpretations and determinations shall be final and binding on all persons, including the Company, all Affiliates and Participants. The Committee may, from time to time, adopt rules or guidelines with respect to the administration of the Plan and the rights granted hereunder which are consistent with the provisions of the Plan and may amend any and all rules or guidelines previously established. No determination or decision of the Committee shall be subject to de novo court review if the procedures of this Article have been followed by the Committee. All costs of Plan administration will be paid by the Company.

3.2 Powers of Committee.    For purposes of the Plan, the Committee’s powers shall include, but not be limited to, the following authority, in addition to all other powers provided by, or necessary to administer, the Plan:

3.2.1    to determine the Award Term(s), Company Performance Goals, Company Performance Measures and other criteria including individual goals and objectives, for which the Committee has discretion under the Plan;

3.2.2    to select or designate, for the Award Term(s), the Eligible Employees (if any) to become Participants under the Plan;

3.2.3    to determine the terms and conditions of any Awards granted hereunder and to adjust the terms and conditions of any Award under the provisions of the Plan;

3.2.4    to provide for the forms of Award Notices, Restricted Stock Agreements, Non-Qualified Stock Option Agreements and other documents and instruments to be used in connection with the Plan;

3.2.5    to determine the Payout to a Participant and any other right to compensation under the Plan;

3.2.6    to appoint such agents, counsel, accountants, consultants, claims administrator and other persons as may be necessary or appropriate to assist in administering the Plan;

3.2.7    to sue or cause suit to be brought in the name of the Plan or the Company;

3.2.8    to determine whether and with what effect an individual has incurred a Termination of Employment;

3.2.9    to obtain from Participants such information as is necessary for the proper administration of the Plan;

3.2.10    to execute and file such returns and reports as may be required with respect to the Plan; and

3.2.11    to make any adjustments or modifications permitted under the provisions of the Plan.

3.3 Delegation of Duties.    Subject to the express provisions of the Plan and to the extent not inconsistent with the provisions of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder regarding performance-based compensation, the Committee may, from time to time, (a) delegate or allocate the performance of any part or all its ministerial duties under the Plan as it considers desirable to such person or persons as it may select and (b) request the assistance of and seek recommendations from appropriate Company executive officers as to administration of the Plan, and any of the matters set forth in Section 3.2, and other matters affecting the Plan.

ARTICLE 4

Participation, Company Performance Measures and Company Performance Goals

4.1 Participation.    The Committee shall select which Eligible Employees will become Participants in the Plan during any given fiscal year the Plan is in effect. The Committee may consider any factors it deems pertinent in selecting an Eligible Employee as a Participant. Upon the selection of the Participants, the Committee shall provide Award Notices to the Participants pursuant to Section 4.5 below.

4.2 Participation of Newly Hired Employees.    Except as provided in the sole discretion of the Committee, an individual must be an Eligible Employee as of the beginning of the Company’s fiscal year in order to be selected as a Participant. If an individual first becomes an Eligible Employee after the beginning of the Company’s fiscal year, the Committee may, in its sole discretion, designate such new Eligible Employee as a Participant. Unless the Committee, in its sole discretion, determines otherwise, all amounts payable under the Plan to such Participant for an Award Term shall be pro-rated with respect to the date he or she first became an Eligible Employee or such later date as designated by the Committee. The Committee may make such adjustments as it deems appropriate in order to effectuate this Section.

4.3 Company Performance Measures.    The Committee shall establish one or more Company Performance Measures for each Award Term. It is the intent of the Committee that the Company Performance Goals and Company Performance Measures established for any Award Term will not change during such period. However, certain circumstances identified at the sole discretion of the Board or the Committee may warrant a modification to the Company Performance Goals and Company Performance Measures. These circumstances would include, but not be limited to, unforeseen events such as changes in law, regulations, or rulings; changes in accounting principles or practices; or a merger, acquisition, divestiture or other significant transaction. Participants will be notified of any such modification as soon as practicable. Different Company Performance Measures and/or Company Performance Goals may be awarded to similarly situated Participants, and the Company Performance Measures and Company Performance Goals awarded to one Participant shall not have an effect on or in any way limit the Company Performance Measures and Company Performance Goals awarded to another Participant.

4.4 Company Performance Goals.    For any Company Performance Measure established by the Committee, the Committee shall establish one or more Company Performance Goals and may establish levels for a Company Performance Goal. After establishing the Company Performance Goals for a Company Performance Measure, the Committee shall have the sole discretion, where practicable, to provide that the amounts payable in respect of the Company Performance Goals shall be prorated if the actual performance for the Award Term is between the levels of Company Performance Goals established by the Committee.

4.5 Notice of Participation.    After an Eligible Employee has been designated as a Participant, the Committee shall provide such Participant with an Award Notice setting forth, among other things, the type of Award (i.e., Annual Incentive Award, Long-Term Incentive Award or other Award), the Award Term(s), Company Performance Measures and Company Performance Goals for the Participant.

ARTICLE 5

Calculating the Payout

5.1 General.    As soon as practicable following the end of each Award Term, the Committee shall calculate the Payout to each Participant with respect to each Award that was granted with respect to such Award Term based upon the actual performance of the Company and the Company Performance Measures, and Company Performance Goals for such Award Term.

5.2 The Payout.    The actual Payout amount to be distributed with respect to an Award Term may range over a set of compensation values determined by the Committee, as further described in this Section and in an Award Notice.

5.2.1    If the actual performance during an Award Term shall be less than any threshold Company Performance Goal for any Company Performance Measure, the Payout shall be zero.

5.2.2    If the actual performance during an Award Term shall equal or exceed each threshold Company Performance Goal, the Payout shall be a percentage of the Payout previously identified in respect of the Company Performance Goals attained by a Participant (as reduced, in the case of an Award Term, by any previous Payouts during such Award Term).

5.2.3    If the actual performance for an Award Term is between levels of the Company Performance Goals established by the Committee and if the Committee provides for proration, the applicable Payout will be prorated accordingly through linear interpolation. If the Committee chooses not to engage in proration, the Payout shall be based upon the next closest lowest achieved level of the Company Performance Goal as determined by the Committee in its sole discretion.

5.2.4    The Payout to a Participant for an Award Term shall not exceed the Maximum Payment (as defined in Section 9.9.2 hereof) applicable to such Participant or any maximum payment specified by the Committee in an Award Notice.

ARTICLE 6

Payment of Benefits – Annual Incentive Awards

6.1 Normal Payout.    Except as otherwise provided in the Plan, and subject to the condition of continued employment with the Company or an Affiliate, as set forth in Section 6.2 hereof, the Payout to a Participant for an Award Term with respect to an Annual Incentive Award shall be made within two and one-half months following the close of such Award Term in the form described in Section 6.6 hereof; provided, however, that the Committee may, in its sole discretion, defer payment until audited financial data is available (but in any event no later than the end of the calendar year in which such Award Term ends) unless such deferral would cause any such payment to be subject to the requirements of Code Section 409A.

6.2 Compliance with Other Provisions and/or Agreements.    Payouts under Section 6.1 are conditioned upon the Participant’s compliance with (a) any non-compete and/or confidentiality provision in any written agreement or policy between the Participant and the Company and (b) any other written provision and/or agreement between the Participant and the Company or an Affiliate that requires the Participant to provide services to the Company or an Affiliate, whether as an employee, independent contractor or otherwise. Unless the Committee provides otherwise in writing, upon the date of any violation of any such non-compete, confidentiality and/or services provision and/or agreement, the person shall immediately cease to be a Participant, and any amount not yet distributed to such Participant under Section 6.1 shall immediately and automatically be forfeited, whether or not such violation results in a Termination of Employment with the Company during the Award Term.

6.3 Satisfaction of Individual Goals and Objectives.    All or a portion of any Payouts under this Section 6.1 may, in the sole discretion of the Committee, be conditioned upon the Participant’s satisfaction of one or more individual goals and objectives for the applicable Award Term. Unless the Committee provides otherwise in writing, a Participant who fails to satisfy any individual goal or objective shall forfeit his or her right to a portion (as specified below) of the Annual Incentive Award with respect to the applicable Award Term and, accordingly, shall not be entitled to any Payout in respect of such individual goal or objective for the applicable Award Term, whether or not the failure to satisfy any individual goal and objective results in a Termination of Employment with the Company during the applicable Award Term.

6.3.1 For purposes of this Section 6.3 (a) unless provided to a Participant by the Company in connection with the applicable Award Notice, any individual goals and objectives with respect to an Award Term shall be those that are communicated by the Company to the Participant in connection with the Participant’s applicable annual performance review or otherwise; and (b) unless otherwise designated in writing by the Company in connection with the applicable Award Notice, all individual goals and objectives shall have equal weighting for purposes of determining the amount of any Payout that may be forfeited pursuant to this Section 6.3.

6.3.2 Subject to any limitations contained elsewhere in the Plan, the aggregate amount of Payout in respect of an Award Term that is forfeited by Participants pursuant to this Section 6.3 may be awarded on a discretionary basis to one or more non-officer Employees.

6.4 Termination of Employment and Retirement.    Unless the Participant terminates his employment by Retirement or the Committee provides otherwise in writing, a Participant who does not remain continuously employed by the Company during the entire Award Term shall forfeit his or her right to any Annual Incentive Award with respect to the applicable Award Term and shall not be entitled to any Payout for the applicable Award Term. If a Participant terminates his employment by Retirement and the Company meets the Company Performance Goals established for the Award Term in which such Retirement occurs, such retired Participant shall receive a Payout for the Award Term equal to the product of (a) the Payout which would have been paid to the Participant had he or she remained continuously employed by the Company during the entire Award Term multiplied by (b) a fraction, the numerator of which is the number of months which have elapsed as of the Participant’s Retirement in the Award Term and the denominator of which is the total number of months in the Award Term.

6.5 Change in Control.

6.5.1    Upon a Change in Control, if an Award Term shall have been completed, each Participant shall receive the Payout as soon as reasonably practicable following the date of the Change in Control.

6.5.2    If an Award Term shall not have been completed as of the date of the Change in Control, then the Committee shall determine the Payout of the uncompleted Award Term as of the date of the Change in Control, which shall be a pro rata Payout for the Award Term with respect to the Company Performance Goal and based upon the product of (i) a fraction, the numerator of which is the number of months which have elapsed in the Award Term and the denominator of which is the total number of months in the Award Term, multiplied by (ii) the Payout which would have been paid to the Participant had the Company continued to perform at the same level for the remainder of the Award Term as the Company was actually performing through the date of the Change in Control (as adjusted for seasonality and other factors if and to the extent the Committee deems appropriate).

6.5.3    Any Payout pursuant to this Section 6.5 shall be reduced by the amount of any Payout previously made with respect to the relevant Annual Incentive Award.

6.5.4    Any Payout pursuant to the provisions of this Section 6.5 shall be made as specified in Section 6.6; provided, however, such Payout may, in the sole discretion of the Committee, be made in cash if making the Payout as otherwise provided for in Section 6.5 would be impracticable in the circumstances.

6.6 Form of Payment.    Except as otherwise determined by the Committee in its sole discretion, any Payout with respect to an Annual Incentive Award shall be made seventy-five percent (75%) in cash and twenty-five (25%) in shares of Restricted Stock. The number of shares of Restricted Stock to be issued pursuant to any given Annual Incentive Award Payout shall be based upon the closing sales price of the Company’s common stock on the New York Stock Exchange on the last trading day of the Award Term. No fractional shares of Restricted Stock shall be issued pursuant to the Plan. The Restricted Stock Award Agreement may establish one or more conditions in order for the Participant to become vested in the Restricted Stock issued pursuant to an Annual Incentive Award Payout.

6.7 Facility of Payment.    When a Participant is under a legal disability or, in the Committee’s opinion, is in any way incapacitated so as to be unable to manage his or her affairs, the Committee may direct the payment of a Payout of an Annual Incentive Award to such Participant’s legal representative, or to a relative or friend of such Participant for such Participant’s benefit, or the Committee may direct the application of such Payout for the benefit of such Participant in such manner as the Committee considers advisable. Any Payouts made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such Payouts under the Plan, and no Committee member nor the Company shall have any duty to inquire as to whether a legal disability or other incapacity exists, or for any determination with respect thereto.

ARTICLE 7

Payment of Benefits – Long-Term Incentive Awards

7.1 Normal Payout.    Except as otherwise provided in the Plan, and subject to the condition of continued employment with the Company or an Affiliate, as set forth in Section 7.2 hereof, the Payout to a Participant for an Award Term with respect to a Long-Term Incentive Award shall be made within two and one-half months following the close of such Award Term in the form described in Section 7.5 hereof; provided, however, that the Committee may, in its sole discretion, defer payment until audited financial data is available (but in any event no later than the end of the calendar year in which such Award Term ends) unless such deferral would cause any such payment to be subject to the requirements of Code Section 409A.

7.2 Compliance with Non-Compete and/or Confidentiality Provisions.    Payouts under Section 7.1 are conditioned upon the Participant’s compliance with (a) any non-compete and/or confidentiality provision in any written agreement or policy between the Participant and the Company and (b) any other written provision and/or agreement between the Participant and the Company or an Affiliate that requires the Participant to provide services to the Company or an Affiliate, whether as an employee, independent contractor or otherwise. Unless the Committee provides otherwise in writing, upon the date of any violation of any such non-compete, confidentiality and/or services provision and/or agreement, the person shall immediately cease to be a Participant, and any amount not yet distributed to such Participant under Section 7.1 shall immediately and automatically be forfeited, whether or not such violation results in a Termination of Employment with the Company during the Award Term.

7.3 Termination of Employment and Retirement.    Unless the Participant terminates his employment by Retirement or the Committee provides otherwise in writing, a Participant who does not remain continuously employed by the Company during the entire Award Term shall forfeit his or her right to any Long-Term Incentive Award with respect to the applicable Award Term and shall not be entitled any Payout for the applicable Award Term. If a Participant terminates his employment by Retirement and the Company meets the Company Performance Goals established for the Award Term in which such Retirement occurs, such retired Participant shall receive a Payout for the Award Term equal to the product of (a) the Payout which would have been paid to the Participant had he or she remained continuously employed by the Company during the entire Award Term multiplied by (b) a fraction, the numerator of which is the number of months which have elapsed as of the Participant’s Retirement in the Award Term and the denominator of which is the total number of months in the Award Term.

7.4 Change in Control.

7.4.1 Upon a Change in Control, if an Award Term shall have been completed, each Participant shall receive the Payout as soon as reasonably practicable following the date of the Change in Control.

7.4.2 If an Award Term shall not have been completed as of the date of the Change in Control, then the Committee shall determine the Payout of the uncompleted Award Term as of the date of the Change in Control, which shall be a pro rata Payout for the Award Term with respect to the Company Performance Goal and based upon the product of (i) a fraction, the numerator of which is the number of months which have elapsed in the Award Term and the denominator of which is the total number of months in the Award Term, multiplied by (ii) the Payout which would have been paid to the Participant had the Company continued to perform at the same level for the remainder of the Award Term as the Company was actually performing through the date of the Change in Control (as adjusted for seasonality and other factors if and to the extent the Committee deems appropriate).

7.4.3 Any Payout pursuant to this Section 7.4 shall be reduced by the amount of any Payout previously made with respect to the relevant Long-Term Incentive Award.

7.4.4 Any Payout pursuant to the provisions of this Section 7.4 shall be made as specified in Section 7.5; provided, however, such Payout may, in the sole discretion of the Committee, be made in cash if making the Payout as otherwise provided for in Section 7.5 would be impracticable in the circumstances.

7.5 Form of Payment. Except as otherwise determined by the Committee in its sole discretion, any Payout with respect to a Long-Term Incentive Award shall be made sixty percent (60%) in shares of Restricted Stock and forty (40%) in Non-Qualified Stock Options.

7.5.1 The number of shares of Restricted Stock to be issued pursuant to any given Long-Term Incentive Award Payout shall be based upon the closing sales price of the Company’s common stock on the New York Stock Exchange on the last trading day of the Award Term. No fractional shares of Restricted Stock shall be issued pursuant to the Plan. The Restricted Stock Award Agreement may establish one or more Company Performance Goals and other conditions in order for the Participant to become vested in the Restricted Stock issued pursuant to a Long-Term Incentive Award Payout.

7.5.2 The number of shares of Company common stock to be subject to Non-Qualified Stock Options issued pursuant to any given Long-Term Incentive Award Payout shall be determined in accordance with the Black-Scholes option pricing model with all necessary assumptions, including assumptions as to expected volatility, expected life, risk-free interest rate and expected dividends, determined by the Committee. The exercise price of the shares of Company common stock underlying Non-Qualified Stock Options shall be equal to the closing sales price of the Company’s common stock on the New York Stock Exchange, rounded up to the nearest quarter point, on the last trading day of the Award Term, as the case may be. No fractional shares of Company common stock shall be issued pursuant to Non-Qualified Stock Options issued pursuant to the Plan. The Non-Qualified Stock Option Agreement may establish one or more Company Performance Goals and other conditions in order for the Participant to become vested in the Non-Qualified Stock Options issued pursuant to a Long-Term Incentive Award Payout.

7.6 Facility of Payment. When a Participant is under a legal disability or, in the Committee’s opinion, is in any way incapacitated so as to be unable to manage his or her affairs, the Committee may direct the payment of a Payout of a Long-Term Incentive Award to such Participant’s legal representative, or to a relative or friend of such Participant for such Participant’s benefit, or the Committee may direct the application of such Payout for the benefit of such Participant in such manner as the Committee considers advisable. Any Payouts made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such Payouts under the Plan, and no Committee member nor the Company shall have any duty to inquire as to whether a legal disability or other incapacity exists, or for any determination with respect thereto.

ARTICLE 8

Amendment or Termination

8.1 Amendment.    The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (a) made to cause the Plan to comply with applicable law (including Section 409A of the Code, to the extent any portion of the Plan is determined to constitute a nonqualified deferred compensation plan), or (b) made to permit the Company a deduction under applicable tax law. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose.

8.2 Plan Termination.    The Committee or the Board may terminate the Plan at any time when, in its judgment such termination is appropriate or necessary; such termination to become effective upon the execution by the Committee or the Board of a written resolution duly executed and stating the fact of such termination and the date as of which it is to be effective.

8.3 Vesting and Distribution on Termination.    Subject to Article 6 or Article 7, as applicable, upon termination of the Plan, each Participant (or the beneficiary of each deceased Participant) shall receive the Payout if the applicable Award Term shall have been completed as soon as reasonably practicable following the date of Award termination. If the applicable Award Term shall not have been completed as of the date of Award termination, the Committee shall determine the Payout of the uncompleted Award Term as of the date of the Award termination, which shall be a pro rata Payout for the partial Award Term based upon the product of (A) a fraction, the numerator of which is the number of months which have elapsed in the Award Term and the denominator of which is the total number of months in the Award Term, multiplied by (B) the Payout which would have been paid to the Participant had the Company continued to perform at the same level for the remainder of the Award Term as the Company was actually performing through the date of the Plan termination (as adjusted for seasonality and other factors if and to the extent the Committee deems appropriate). Any Payout pursuant to this Section 8.3 shall be reduced by the amount of any Payout previously made with respect to such Award Term. Any Payout pursuant to the provisions of this Section 8.3 shall be made in cash.

ARTICLE 9

General Provisions

9.1 Nonalienation of Plan Benefits.    A Participant or beneficiary may not sell, assign, margin, transfer, pledge, encumber, convey, gift, hypothecate or otherwise dispose of any interest in a Payout or the right to receive Payout under the Plan, either voluntarily or involuntarily, except by will, or by the laws of descent or distribution.

9.2 No Employment Rights.    Under no circumstances shall the terms of employment of any Participant be modified or in any way affected by the establishment or continuance of the Plan. The maintenance of the Plan shall not constitute a contract of employment. The Plan will not give any Participant a right to be retained in the employment of the Company.

9.3 No Personal Liability.    To the extent permitted by law, no person (including any member of the Committee or any present or former employee of the Company) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan.

9.4 Final Decisions.    Any ruling, regulation, procedure or decision of the Committee shall be conclusive and binding upon all persons affected by the Plan.

9.5 Withholding of Taxes.    The Company shall deduct from any Payout such amount as the Company, in its sole discretion, deems proper to protect it against liability for the payment of taxes, and out of the money so deducted, the Company may discharge any such liability and pay the amount remaining to the Participant or the Beneficiary, as the case may be.

9.6 Applicable Law.    The Plan and all Awards made and actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable subdivision thereof. The Plan shall be construed to comply with all applicable laws and to avoid liability to the Company or a Participant.

9.7 Successors.    The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successor, and on the Company and its successor, whether by way of merger, consolidation, purchase or otherwise.

9.8 Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth herein.

9.9 Provisions Relating to Internal Revenue Code Section l62(m).    The Plan and any Award to any Participant who is (or who, in the judgment of the Committee, could reasonably be expected at the time of any payment of the Award to be) a “Covered Employee” (as defined in Section 162(m)(3) of the Code) (any such Participant, an “Applicable Participant”) under the Plan shall be administered, and the provisions of the Plan and each Agreement with an Applicable Participant shall be interpreted, in a manner consistent with the requirements of Code Section 162(m)(4)(C) and the Treasury Regulations promulgated thereunder. If any provision of the Plan or any Agreement relating to an Award to such a Participant does not comply or is inconsistent with the requirements of Code Section 162(m)(4)(C) and the Treasury Regulations promulgated thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such applicable requirements, if any such construction or deemed amendment can satisfy Code Section 162(m)(4)(C) and the Treasury Regulations promulgated thereunder. In addition, the following provisions shall apply to the Plan or an Award to the extent necessary to avoid the disallowance of a tax deduction for the Company or an Affiliate:

9.9.1    Not later than the date required or permitted for “qualified performance-based compensation” under Code Section 162(m)(4)(C) and the Treasury Regulations promulgated thereunder, the Committee shall determine the Participants who are Applicable Participants who will receive Awards that are intended as qualified performance-based compensation and the amount or method for determining the amount of such compensation. Any Award intended to constitute qualified performance-based compensation shall be designated in writing as such by the Committee at the time it is granted and shall be based on one of the Company Performance Measures listed in Section 2.13.

9.9.2     For Awards that are designated as “performance-based compensation” (as that term is used in Code Section 162(m)) in accordance with Section 9.9.1 above, no Payout in excess of $5,000,000 (the “Maximum Payment”) may be made to any Applicable Participant with respect to all Annual Incentive Awards and Long-Term Incentive Awards made to such Participant for an Award Term. In the manner required by Code Section 162(m)(4)(C) and the Treasury Regulations promulgated thereunder, the Committee shall, promptly after the date on which the necessary financial and other information for the Award Term becomes available, certify the extent to which Company Performance Goals have been achieved with respect to any Award intended to qualify as “performance-based compensation” under Code Section 162(m)(4)(C) and the Treasury Regulations promulgated thereunder. In addition, the Committee may, in its sole discretion, reduce or eliminate the amount of any Award payable to any Participant, based on such factors as the Committee may deem relevant, but the Committee may not increase the amount of any Award payable to any Participant above the amount established in accordance with the relevant Company Performance Goals with respect to any Award intended to qualify as “performance-based compensation” under Code Section 162(m)4)(C) and the Treasury Regulations promulgated thereunder.

9.9.3    Notwithstanding any other provision of the Plan to the contrary (including, without limitation, Sections 4.4 and 4.5), with respect to any Award granted to an Applicable Participant, (i) the Company Performance Goals and Company Performance Measures established for the Award Term shall not change during such period, (ii) the terms of the award shall specify at the time of grant whether amounts payable pursuant to the Award will or will not be prorated if actual performance for the Award Term is between any levels of such Company Performance Goals established by the Committee.

9.10 Unsecured Interest.    No Participant in the Plan shall have any interest in any fund or specific asset of the Company by reason of the Plan. No trust fund shall be created in connection with the Plan or any Payout thereunder, and there shall be no required funding of amounts, which may become payable to any Participant.

9.11 Offset.    Any amounts owed to the Company by the Participant of whatever nature may be offset by the Company from the value of any Payout due under the Plan, and no Payout shall be made under the Plan unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company.

9.12 Indemnification.    The officers, directors and employees of the Company, as well as the Committee members, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person’s gross negligence or willful misconduct.

9.13 Headings.    The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

9.14 Gender and Number.    Words denoting the masculine gender include the feminine and neuter genders, and the singular shall include the plural and the plural shall include the singular wherever required by the context.

Notice of Annual Meeting

of Shareowners

and Proxy Statement

Meeting Date

June 27, 2007

YOUR VOTE IS IMPORTANT!

Please promptly vote your proxy.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. ELECT SEVEN DIRECTORS: (duly nominated and named on the reverse side of this proxy and listed to the right)		NOMINEES: 01 Avrum Gray, 02 Frank L. Hohmann III, 03 Samuel Licavoli, 04 Patrick J. McDonnell, 05 Dr. Ronald A. Mitsch, 06 Clifford D. Nastas and 07 John P. Reilly,	2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending February 29, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐
FOR all nominees	WITHHOLD AUTHORITY to vote for all nominees		3. To approve the 2007 Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	☐		4. To approve the 2007 Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Withhold votes from nominee(s) (write name(s) of nominee(s)) or give cumulative voting instructions (write name(s) of nominee(s) and number of votes allocated to such nominee(s)) as indicated on the line below:

Signature	Signature	Date

Please sign exactly as name appears. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Ù FOLD AND DETACH HERE Ù

MATERIAL SCIENCES CORPORATION

2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007

PROXY — Solicited on Behalf of the Board of Directors — PROXY

Annual Meeting of Shareowners to be Held on June 27, 2007

Please mark, date and sign on reverse side and return in the enclosed envelope

The undersigned hereby appoints Dr. Ronald A. Mitsch and Clifford D. Nastas, as proxies, each with full power of substitution to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Material Sciences Corporation held of record by the undersigned, at the Annual Meeting of Shareowners of Material Sciences Corporation to be held on June 27, 2007, at 10:00 a.m., CDT at the Company’s Headquarters, 2200 East Pratt Boulevard, Elk Grove Village, Illinois, or at any adjournment or postponement thereof.

Your vote for seven directors may be indicated on the reverse side. Avrum Gray, Frank L. Hohmann III, Samuel Licavoli, Clifford D. Nastas, Dr. Ronald A. Mitsch, John P. Reilly, and Patrick J. McDonnell, have been nominated for election of directors.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. If no contrary direction is given, the shares represented by this proxy will be voted (1) for the election of all nominees for director; (2) for ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending February 29, 2008; (3) to approve the 2007 Employee Stock Purchase Plan; and (4) to approve the 2007 Incentive Plan. Unless a contrary direction is given, this proxy will grant the persons named as proxies herein discretionary authority to cumulate votes in connection with the election of directors. If you withhold your vote for a nominee, all of your cumulative votes will be allocated to the remaining nominees as determined by the proxies. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

(Continued and to be marked, dated and signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

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